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                                                        Exhibit 99.1

                              BOEING NORTH AMERICAN

                         SALARIED VOLUNTARY SAVINGS PLAN



November 15, 1996


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                                Table of Contents

                                                                        Page
                                                                        ----


Introduction.............................................................   1

Article 1 -- Definitions.................................................   2
       1.1 Accounts......................................................   2
       1.2 Affiliate or Subsidiary.......................................   2
       1.3 Authorized Period of Absence..................................   2
       1.4 Beneficiary...................................................   2
       1.5 Boeing Company Stock Fund.....................................   3
       1.6 Code..........................................................   3
       1.7 Common Stock..................................................   3
       1.8 Common Unit...................................................   3
       1.9 Company.......................................................   3
       1.10 Company Contributions Account................................   3
       1.11 Company Matching Contributions...............................   3
       1.12 Compensation.................................................   3
       1.13 Compensation Deduction Account...............................   4
       1.14 Compensation Deduction Contributions.........................   4
       1.15 Compensation Deferral Account................................   4
       1.16 Compensation Deferral Contributions..........................   4
       1.17 Controlled Group.............................................   4
       1.18 Effective Date...............................................   4
       1.19 Eligible Employee............................................   4
       1.20 Employee.....................................................   5
       1.21 Employment Date..............................................   5
       1.22 ERISA........................................................   5
       1.23 Highly Compensated Eligible Employee.........................   5
       1.24 Highly Compensated Employee..................................   5
       1.25 Hour of Service..............................................   7
       1.26 Investment Fund..............................................   8
       1.27 Investment Manager...........................................   8
       1.28 Layoff.......................................................   8
       1.29 Member.......................................................   8
       1.30 Military Service.............................................   8
       1.31 Parent.......................................................   8
       1.32 Period of Service............................................   8
       1.33 Period of Severance..........................................   9
       1.34 Plan.........................................................   9
       1.35 Plan Administrator...........................................   9
       1.36 Plan Year....................................................   9
       1.37 Reemployment Date............................................  10


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       1.38 Rollover Contribution................................................................................  10
       1.39 Severance from Service Date..........................................................................  10
       1.40 Stable Value Fund....................................................................................  10
       1.41 Supplemental Deduction Account.......................................................................  10
       1.42 Supplemental Deduction Contributions.................................................................  10
       1.43 Supplemental Deferral Account........................................................................  11
       1.44 Supplemental Deferral Contributions..................................................................  11
       1.45 Total Disability.....................................................................................  11
       1.46 Total Earnings.......................................................................................  11
       1.47 Trust Agreement......................................................................................  11
       1.48 Trust Fund...........................................................................................  11
       1.49 Trustee..............................................................................................  12
       1.50 Unit.................................................................................................  12
       1.51 Valuation Date.......................................................................................  12

Article 2 -- Membership..........................................................................................  13
       2.1 Entry Date............................................................................................  13
       2.2 Application for Membership............................................................................  13

Article 3 --Contributions........................................................................................  14
       3.1 Compensation Deferral Contributions and Supplemental Deferral Contributions...........................  14
       3.2 Compensation Deduction Contributions and Supplemental Deduction
               Contributions.....................................................................................  15
       3.3 Deferral and Deduction Elections......................................................................  15
       3.4 Company Contributions.................................................................................  17
       3.5 Return of Company Contributions.......................................................................  17
       3.6 Contributions for Military Service....................................................................  17
       3.7 Testing Compensation and Supplemental Deferral Contributions for
               Discrimination....................................................................................  18
       3.8 Testing Compensation and Supplemental Deduction Contributions and
               Company Matching Contributions for Discrimination.................................................  20
       3.9 Testing Aggregate Contributions for Discrimination....................................................  23
       3.10 Aggregation Rules for Discrimination Testing.........................................................  25

Article 4 -- Investment of Contributions.........................................................................  27
       4.1 Investment Election...................................................................................  27
       4.2 Changes in Investment Elections.......................................................................  27
       4.3 Transfer of Investments...............................................................................  27
       4.4 Independent Control...................................................................................  28

Article 5 -- Trust Agreement.....................................................................................  29
       5.1 Establishment of Trust Fund...........................................................................  29
       5.2 Investment Funds......................................................................................  29
       5.3 Voting Rights.........................................................................................  30
       5.4  Tender Offer.........................................................................................  30
       5.5 Trust Agreement.......................................................................................  31
       5.6 Rights in the Trust Fund..............................................................................  31
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
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Article 6 -- Maintenance of Members' Accounts....................................................................  32
       6.1 Accounts Maintained...................................................................................  32
       6.2 Crediting Units to Accounts...........................................................................  32
       6.3 Units Valuations......................................................................................  32
       6.4 Balance of Member's Accounts..........................................................................  33
       6.5 Member Account Statements.............................................................................  33

Article 7 -- Retirement..........................................................................................  34
       7.1 Eligibility...........................................................................................  34
       7.2 Lump Sum Distribution.................................................................................  34
       7.3 Installment Form of Payment...........................................................................  34
       7.4 Limitations on Payment Date...........................................................................  35
       7.5 Manner of Distribution................................................................................  36

Article 8 -- Termination or Death................................................................................  38
       8.1 Vesting...............................................................................................  38
       8.2 Distribution Upon Termination.........................................................................  38
       8.3 Distribution Upon Death...............................................................................  39
       8.4 Amount of Distribution................................................................................  39
       8.5 Forfeitures...........................................................................................  40
       8.6 Repayment After Reemployment..........................................................................  41

Article 9 -- Withdrawals and Loans...............................................................................  42
       9.1 Withdrawals from Accounts by Members under Age 59 1/2.................................................  42
       9.2 Withdrawal from Accounts by Members Over Age 59 1/2...................................................  43
       9.3 Forfeitures and Limitation on Withdrawals.............................................................  43
       9.4 Allocation of Withdrawals Among Investment Funds......................................................  45
       9.5 Hardship Withdrawals from Compensation and Supplemental Deferral
               Accounts..........................................................................................  45
       9.6 Loans.................................................................................................  47

Article 10 -- Termination of Plan................................................................................  49
       10.1 Termination of Plan..................................................................................  49
       10.2 Procedures Upon Termination of Plan..................................................................  49

Article 11 -- Top Heavy Provisions...............................................................................  50
       11.1 Top-Heavy Plan.......................................................................................  50
       11.2 Definition of Terms..................................................................................  50
       11.3 Modification of Vesting Schedule.....................................................................  52
       11.4 Minimum Contribution.................................................................................  53
       11.5 Modification of Maximum Contribution.................................................................  53
       11.6 Collective Bargaining Agreements.....................................................................  53

Article 12 -- Administration of Plan.............................................................................  54
       12.1 Administration.......................................................................................  54
       12.2 Records..............................................................................................  55
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       12.3 Payment of Expenses..................................................................................  55
       12.4 Delegation of Authority..............................................................................  55
       12.5 Information Available................................................................................  55
       12.6 Appeal Procedure.....................................................................................  55
       12.7 Fiduciary Capacity...................................................................................  56
       12.8 Committee Liability..................................................................................  56

Article 13 -- General Provisions.................................................................................  57
       13.1 Amendment of Plan....................................................................................  57
       13.2 Qualification........................................................................................  57
       13.3 Employment Status....................................................................................  57
       13.4 Mergers or Consolidations............................................................................  57
       13.5 Provision Against Anticipation.......................................................................  58
       13.6 Facility of Payment..................................................................................  58
       13.7 Construction.........................................................................................  58
       13.8 Legal Actions........................................................................................  58
       13.9 Limitations on Contributions.........................................................................  58
       13.10 Qualified Domestic Relations Order..................................................................  60
       13.11 Pronouns............................................................................................  60
       13.12 Eligible Rollover Distribution......................................................................  61
       13.13 Rollover Contributions..............................................................................  62

Appendix A -- Retirement Sub-Plans Crediting Service.............................................................  64

Appendix B -- Procedures, Terms, and Conditions of Loans.........................................................  65


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                                  Introduction




The Boeing North American Salaried Voluntary Savings Plan is effective on the closing date of the merger involving Rockwell International Corporation and Boeing NA, Inc. On this date, most Rockwell Aerospace and Defense business employees became employees of Boeing North American, Inc.

Except as specifically provided in the Plan, the rights and benefits of any Member who terminates or retires prior to the effective date of any amendment to the Plan will be determined pursuant to the provisions of the Plan in effect on the earlier of his date of retirement or termination.

The purpose of the Plan is to provide Eligible Employees with a means of making regular savings to provide additional security for their retirement. As an incentive, the Plan provides for Company matching contributions.

It is intended that the Plan qualify as a profit sharing plan under the Internal Revenue Code of 1986 and comply with the Employee Retirement Income Security Act of 1974 and any amendments to said Code or Act.


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                                    Article 1
                                   Definitions

1.1 Accounts means the Company Contributions Account, Compensation Deferral Account, Compensation Deduction Account, Supplemental Deferral Account, and Supplemental Deduction Account maintained for each Member, as applicable.

1.2 Affiliate or Subsidiary means a member of a controlled group of corporations (as defined in Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), a group of trades or businesses (whether incorporated or not) which are under common control within the meaning of Code Section 414(c), or an affiliated service group (as defined in Code Sections 414(m) or 414(o)) of which The Boeing Company is a part. With respect to the Limitation on Contributions described in 13.9, in determining whether a corporation is a member of a controlled group of corporations the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1).

1.3 Authorized Period of Absence means an absence authorized by the Company for one or more of the following reasons:

         (a)         Layoff not to exceed six years duration.

         (b)         Approved leave of absence.

         (c)         Jury duty.

         (d)         Labor-management dispute.

         (e)         Military Service as defined in section 1.30.

         (f)         Illness or injury, including disability.

         Any discretion of the Company under the provisions of this definition will be exercised without discrimination and in accordance with definitely established rules uniformly applicable to Employees or Members whose approved periods of absence were occasioned by similar circumstances.

1.4 Beneficiary means the one or more persons or trusts designated by a Member to receive any benefit payable from the Plan upon the death of the Member. Each Member may designate a beneficiary; provided, however, if the Member has been married for a one year period and is survived by his spouse (or a former spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p)), he will be deemed to have designated such spouse as his Beneficiary unless he has designated a different Beneficiary in writing and his spouse has consented to this designation. The spouse's consent must be in writing, must acknowledge the effect of the designation, and must be witnessed by a Plan representative or a notary public. The requirement for


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         spouse's consent will be waived if the Member establishes to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse, the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. The spouse's consent (or waiver of consent where the spouse cannot be located) will be valid only with respect to that spouse.

         If no designation is filed with the Plan Administrator or if the designated Beneficiary does not survive the Member, the Member shall be deemed to have designated the following as Beneficiaries and contingent Beneficiaries with priority in the order named.

         (a)      Surviving spouse, if none then to

         (b)      Children in equal shares, if none then to

         (c) Any other relative of the Member designated by the Plan Administrator or to the Member's estate.

1.5      Boeing Company Stock Fund means the Investment Fund described in section 5.2(e).

1.6      Code means the Internal Revenue Code of 1986, as amended.

1.7      Common Stock means common stock of The Boeing Company

1.8 Common Unit means a Unit of the Boeing Company Stock Fund which is attributable to Common Stock.

1.9 Company means Boeing North American, Inc., a Delaware corporation, and any other entity to which the Board of Directors has extended this Plan.

1.10 Company Contributions Account means the Account, if any, maintained for each Member which is credited with the Member's share of Company Matching Contributions and investment earnings allocable to such Account.

1.11 Company Matching Contributions means the amount contributed to the Plan by the Company on behalf of the Member in accordance with section 3.4.

1.12 Compensation means a Member's base compensation from the Company and will include lump sum merit awards, any amount which would be paid to the Member absent an election under section 3.1(a) or (b) or an election to make elective employer contributions pursuant to a cafeteria plan meeting the requirement of Code Section 125. Compensation will not include overtime, extended workweek compensation, night work or other premium pay, bonuses, any form of extra, contingent, or supplementary compensation (including, but not limited to, lump sum payments for unused vacation) or compensation on the hourly payroll. Compensation is limited to amounts which would have been received by a Member in a Plan Year (but for a deferral election) or to amounts which are attributable to services performed by the Member in the Plan Year


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           which would have been received within two and one-half months after the close of the Plan Year (but for a deferral election).

           Compensation shall not exceed $150,000 for 1994. On January 1 of each calendar year in which the Secretary of the Treasury prescribes a new dollar limit, this $150,000 limit will automatically be adjusted to that new limit. Compensation for the Plan Year commencing on the Effective Date and ending December 31, 1996 shall not exceed $12,500. For Plan Years beginning before January 1, 1997, this limit applies to the combined Compensation of a 5% owner (as defined in Code
           Section 416(i)(1)(A)(iii)) of the Company, or one of the 10 Highly Compensated Employees paid the greatest amount of Total Earnings during the year, and such individual's spouse and any lineal descendants who are not yet age 19 before the close of the Plan Year, to the extent required by Code Section 401(a)(17). If the limit applies to combined Total Earnings, the limit will be allocated to the affected individuals in proportion to each individual's Compensation determined prior to the application of the limit.

1.13 Compensation Deduction Account means the Account, if any, maintained for each Member which is credited with the Member's Compensation Deduction Contributions and investment earnings allocable to such Account.

1.14 Compensation Deduction Contributions means the amount contributed to the Plan by the Member through payroll deductions pursuant to section 3.2(a).

1.15 Compensation Deferral Account means the Account, if any, maintained for each Member which is credited with the Member's Compensation Deferral Contributions and investment earnings allocable to such Account.

1.16 Compensation Deferral Contributions means the amount contributed to the Plan by the Company on behalf of the Member in accordance with the Member's election pursuant to section 3.1(a).

1.17 Controlled Group means the Parent, the Company and any Affiliate or Subsidiary. All employees of the Controlled Group will be treated as employed by a single employer for purposes of applying the provisions of qualification of the Plan; of minimum participation standards of the Plan; of minimum vesting standards of the Plan; and of limitations on contributions under the Plan.

1.18 Effective Date means the closing date of the merger involving Rockwell International Corporation and Boeing NA, Inc.
           (_____________________________).

1.19 Eligible Employee means any Employee who is employed by the Company on a salaried payroll and paid directly through the Company's payroll department. Provided, however, that Eligible Employee shall not include any Employee who is employed at the Company's Guidance and Repair Center at Newark Air Force Base, Ohio. Eligible Employee shall not include any Employee represented by a collective bargaining agent


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
         unless the terms of the collective bargaining agreement covering such Employee specifically provide for coverage under the Plan. Eligible Employee also shall not include a leased employee as defined in Code
         Section 414(n).

1.20 Employee means any person employed by any member of the Controlled Group. Employee includes, to the extent permitted by Code Section 406, any United States citizen regularly employed by a foreign subsidiary or affiliate of the Company. The term Employee shall not include:

         (a) a person who serves the Company only as a Director and is not otherwise employed by the Company;

         (b) a person engaged only in an advisory or consulting capacity on a retained or fee basis;

         (c) any person compensated by special fees or pursuant to a special contract or arrangement or on a commission basis who is not otherwise employed by the Company;

         (d) a person engaged only in a capacity which, in the sole discretion of the Plan Administrator, is determined to be an independent contractor;

         (e)      a person who is a leased employee (within the meaning of Code
                  Section 414(n)) except that a leased employee will be treated as an employee of the Company to the extent required by law and any contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer; or

         (f) any person whose services for the Company are not paid for through the Company's payroll department.

1.21 Employment Date means the date on which an Employee first performs an Hour of Service for any member of the Controlled Group.

1.22 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.23 Highly Compensated Eligible Employee means an Eligible Employee who is a Highly Compensated Employee.

1.24     Highly Compensated Employee means:

         (a) For Plan Years beginning before January 1, 1997, any Employee who performs services for the Controlled Group during the determination year and who, during the look-back year:



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
                  (1) received Total Earnings in excess of $75,000 (as adjusted by the Secretary of the Treasury for the relevant year),

                  (2) received Total Earnings in excess of $50,000 (as adjusted by the Secretary of the Treasury for the relevant year) and was a member of the top-paid group for such year, or

                  (3) was an officer (within the meaning of Code Section 416(i)) of the Controlled Group and received Total Earnings during such year that were greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A).

         (b) For Plan Years beginning before January 1, 1997, any Employee who is both (i) described in (a) above if the term "determination year" is substituted for the term "look-back year" and (ii) is one of the 100 Employees who received the most Total Earnings from the Controlled Group during the determination year.

         (c) For Plan Years beginning after December 31, 1996, any Employee who performs services for the Controlled Group during the determination year and who, during the look-back year received Total Earnings in excess of $80,000 (as adjusted by the Secretary of the Treasury for the relevant year).

         (d) Any Employee who is a 5% owner (as defined in Code Section 416(i)(1)(A)(iii)) of the Company at any time during the look-back year or the determination year.

         (e) Any former Employee who was a Highly Compensated Employee for a separation year (as defined in Treasury Regulation section 1.414(q)-1T) or for any determination year ending on or after the Employee attains age 55, as provided by Code Section 414(q)(9), as in effect on December 31, 1996, and the regulations thereunder.

         (f) For Plan Years beginning before January 1, 1997, if no officer has satisfied the compensation requirement in (a)(3) above during either a determination year or look-back year, the highest paid officer for such determination year shall be treated as a Highly Compensated Eligible Employee if such officer is an Eligible Employee. No more than 50 Employees (or if less, the greater of three Employees or 10% of the Employees) shall be treated as officers.

         (g) For purposes of this section the following definitions apply. The determination year is the Plan Year. The look-back year is the 12-month period immediately preceding the determination year; provided, however, for the Plan Year commencing on the Effective Date and ending December 31, 1996, the look-back year is the 1996 calendar year. The top-paid group is the top 20% of Employees ranked on the basis of compensation received during the year and shall be determined in accordance with Code Section 414(q)(8), as in effect on December 31, 1996, and the regulations thereunder.

         (h) For Plan Years beginning before January 1, 1997, any Employee who is a 5% owner or one of the 10 highly compensated employees in the Controlled Group paid the greatest amount of Total Earnings during the Plan Year and such Employee's spouse, lineal ascendants or descendants and the spouses of such lineal ascendants or descendants shall be treated as a single Employee for purposes of this section.

1.25     Hour of Service means:

         (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company;

         (b) each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that an Employee shall not be credited with more than 501 Hours of Service under this sentence for any continuous period during which he performs no duties for the Company. Notwithstanding the preceding provisions of this subsection, no credit will be given:

                  (1) for an Hour of Service for which the individual is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws; or

                  (2) for an Hour of Service for which a payment is made which solely reimburses the individual for medical or medically related expenses incurred;

         (c) each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company.

         (d) Hours of Service will be credited for employment with other members of an affiliated service group, a controlled group of corporations, or a group of trades or businesses under common control of which the Company is a member.

         (e) Hours of Service will also be credited for any individual considered an employee under Code Section 414(n).



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
         (f) The crediting of Hours of Service under this Plan will be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 which, by this reference, is specifically incorporated in full within this Plan.

1.26     Investment Fund has the meaning specified in section 5.2.

1.27 Investment Manager means any fiduciary (other than a Trustee, The Boeing Company or the Plan Administrator):

         (a) which has the power to manage, acquire, or dispose of any assets of the Plan; and

         (b) which (1) is registered as an investment adviser under the Investment Advisers Act of 1940, or (2) is a bank, as defined in that Act, or (3) is an insurance company qualified to perform services described in item (a) above under the laws of more than one state; and

         (c) which has acknowledged in writing that it is a fiduciary with respect to the Plan.

1.28 Layoff means an involuntary severance of employment, other than a discharge for cause.

1.29 Member means any Eligible Employee who has become a Member in the Plan as provided in Article 2.

1.30 Military Service means the period of time during which a person is absent from active work for the Company or any member of the Controlled Group serving as a member of the Armed Forces of the United States in time of war or other emergency or under the laws of conscription in time of peace. Military Service includes time when such person has a right to reemployment at his former position or a substantially similar position upon his separation from such Military Service, and such period of time, not exceeding ninety days, immediately following such Military Service as such person remains absent from active work for the Company or any member of the Controlled Group.

1.31 Parent means The Boeing Company and any successor by change of name, merger, purchase of stock or purchase of assets.

1.32     Period of Service means:

         (a) a period beginning on the Employee's Employment Date or Reemployment Date, whichever is applicable, and ending on his Severance from Service Date.

         (b) If an Employee has a Severance from Service Date due to either:

                  (1) a quit, discharge or retirement which is not covered under (2) below, and then performs an Hour of Service for the Company or any member of the Controlled Group within 12 months of his Severance from Service Date, or



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
                  (2) a quit, discharge or retirement which occurs during an absence from service (which is not due to a quit, discharge, retirement or death) and performs an Hour of Service for the Company or any member of the Controlled Group within 12 months of the date on which he was first absent from service, then the Period of Severance shall be counted in determining his Period of Service.

         (c) If a Member has a Period of Severance before he has a vested interest in the Plan, his Period of Service will exclude all of the following:

                  (1) service prior to a one-year Period of Severance which is not followed by a one-year Period of Service,

                  (2) service prior to a five-year Period of Severance when the Period of Severance equals or exceeds the Member's Period of Service prior to such Period of Severance.

         (d) A Member's Period of Service shall not be less than his vesting service under any of the sub-plans of the Boeing North American, Inc. Retirement Plan listed in Appendix A in which he participates at the time his Period of Service for purposes of this Plan is determined (if at the time of such determination the Member does not participate in any of the sub-plans listed in Appendix A, his vesting service for purposes of this subsection will be determined as if he participated in the sub-plan Rockwell International Corporation Retirement Income Plan for Certain Salaried Employees).

         (e) For any person who is an Eligible Employee on the Effective Date (including an active employee, an employee on layoff status, or an employee on leave of absence) service with Rockwell International Corporation and related employers that is recognized as vesting service under the Rockwell International Corporation Savings Plan shall be deemed to be service as an Employee hereunder in determining the Member's Period of Service.

1.33 Period of Severance means the period of time commencing on an Employee's Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service for the Company or an Affiliate or Subsidiary.

1.34     Plan means the Boeing North American Salaried Voluntary Savings Plan.

1.35 Plan Administrator means the Voluntary Investment Plan Committee established by The Boeing Company Board of Directors.

1.36 Plan Year means the period commencing on the Effective Date and concluding on the December 31 next following the effective date, and each calendar year thereafter.

1.37 Reemployment Date means the first day following a Period of Severance on which an Employee performs an Hour of Service for the Company or an Affiliate or Subsidiary.

1.38 Rollover Contribution means the amount transferred to this Plan pursuant to section 13.13.

1.39     Severance from Service Date means the earlier of:

         (a) the date on which an Employee quits, retires, is discharged or dies, and

         (b)      either (1) or (2) below, whichever is applicable:

                  (1) the first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with the Company or an Affiliate or Subsidiary for any reason other than quit, retirement, discharge or death;

                  (2) the second anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with the Company or an Affiliate or Subsidiary because of pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the need to care for the Employee's child during the period immediately following the child's birth or placement. Any such absence shall not be taken into account unless the Employee furnishes the Plan Administrator such timely information as the Plan Administrator may require to establish that the absence from employment is for such reason. The period of absence between the first and second anniversaries of the first day of absence shall not be included as a Period of Service nor as a Period of Severance.

         (c) An Employee who is on leave of absence for uniformed service as defined in the Uniformed Services Employment and Reemployment Rights Act shall not be deemed to have a Severance from Service unless he fails to return to work during the time he has reemployment rights under the law. If such employee fails to return to work within such time, his Severance from Service Date will be the first anniversary of the first day of the period of his absence from employment.

1.40     Stable Value Fund means the Investment Fund described in section
         5.2(c).

1.41 Supplemental Deduction Account means the Account, if any, maintained for each Member which is credited with the Member's Supplemental Deduction Contributions and investment earnings allocable to such Account.

1.42 Supplemental Deduction Contributions means the amount contributed to the Plan by the Member through payroll deductions pursuant to section 3.2(b).

1.43 Supplemental Deferral Account means the Account, if any, maintained for each Member which is credited with the Member's Supplemental Deferral Contributions, Rollover Contributions, and investment earnings allocable to such Account.

1.44 Supplemental Deferral Contributions means the amount contributed to the Plan by the Company on behalf of the Member in accordance with the Member's election pursuant to section 3.1(b).

1.45 Total Disability means a physical or mental disability lasting at least six months, which wholly prevents the Member from performing the duties of his occupation or other appropriate work made available to him by the Company. The condition of Total Disability will be determined by the Plan Administrator through the application of procedures which are uniformly applied and which do not discriminate in favor of any class or classes of individuals.

1.46 Total Earnings means compensation used in determining the actual deferral percentage and the actual contribution percentage. Total Earnings is equal to compensation received by the Employee from the Company, other than compensation in the form of qualified or previously qualified deferred compensation, that is currently includible in gross income for income tax purposes. Total Earnings also includes all elective contributions made by the Company on behalf of the Employee that are not includible in gross income of the Employee under Code Sections 125 or 402(e)(3).

         Total Earnings shall not exceed $150,000 for 1994. On January 1 of each calendar year in which the Secretary of the Treasury prescribes a new dollar limit, this $150,000 limit will automatically be adjusted to that new limit. Compensation for the Plan Year commencing on the Effective Date and ending December 31, 1996 shall not exceed $12,500. For Plan Years beginning before January 1, 1997, this limit applies to the combined Total Earnings of a 5% owner (as defined in Code Section 416(i)(1)(A)(iii)) of the Company, or one of the 10 Highly Compensated Employees paid the greatest amount of Total Earnings during the Plan Year, and such individual's spouse and any lineal descendants who are not yet age 19 before the close of the Plan Year, to the extent required by Code Section 401(a)(17). If the limit applies to combined Total Earnings, the limit will be allocated to the affected individuals in proportion to each individual's Total Earnings determined prior to the application of the limit.

1.47 Trust Agreement means the instrument or instruments executed between the Company and the Trustee named in it, which provides for the receiving, holding, investing, and disposing of the Trust Fund.

1.48 Trust Fund means the fund established by the Trust Agreement, including the earnings thereon, held by the Trustee for all contributions made by Members and the Company pursuant to the Plan.

1.49 Trustee means the trustee or trustees designated in the Trust Agreement, and any successor Trustee.

1.50 Unit means the applicable participation unit under the Trust Fund used to measure the Member's proportionate interest in the Trust Fund as provided in Article 6.

1.51 Valuation Date means the last business day of each month or such other business day as the Plan Administrator may determine.

                                    Article 2
                                   Membership

2.1      Entry Date

         (a) Each Eligible Employee on the Effective Date who was eligible to participate in the Rockwell International Corporation Savings Plan immediately prior to the Effective Date may elect to become a Member of the Plan on the Effective Date or the first day of any month thereafter.

         (b) An Eligible Employee who is not described in (a) may elect to become a Member on his Employment Date or the first day of any month thereafter.

2.2      Application for Membership

         An election to participate shall be made in the manner prescribed by the Plan Administrator, including completion of such form(s) as the Plan Administrator may prescribe. The election to participate shall be effective as soon as practicable, but in no event later than the first payroll payment date that is at least 30 days after the date the election is made. By making an election to participate, an Eligible Employee shall agree to the terms and conditions of this Plan.

                                    Article 3
                                  Contributions

3.1      Compensation Deferral Contributions and Supplemental Deferral
         Contributions

         (a) A Member may elect to defer receipt of a portion of his Compensation and have the Company contribute such deferral to the Plan on his behalf as a Compensation Deferral Contribution. The amount of this deferral must be between one and eight percent (in whole percentage increments) of the Member's Compensation.

         (b) A Member who has elected to defer receipt of eight percent of his Compensation pursuant to subsection (a) may elect to defer receipt of an additional portion of his Compensation and have the Company contribute such deferral to the Plan on his behalf as a Supplemental Deferral Contribution. The amount of this deferral must be between one and three percent (in whole percentage increments) of the Member's Compensation; provided, however, that if the Member is a Highly Compensated Eligible Employee, the amount of this deferral may not exceed two percent of the Member's Compensation.

         (c) The total of a Member's Compensation Deferral Contributions and Supplemental Deferral Contributions in one calendar year, when added to the Member's other Elective Deferrals for such year, may not exceed $7,000 (adjusted for cost of living changes under Code Section 402(g)). For purposes of this section, "Elective Deferrals" means the sum of all elective contributions made pursuant to a Member's deferral election under another plan or arrangement described in Code Sections 401(k), 408(k) or 403(b). Compensation Deferral Contributions and Supplemental Deferral Contributions in excess of this limit and investment earnings on such contributions (including gains and losses) shall be returned to the Member in accordance with the provisions of Code Section 402(g), the regulations thereunder, and other applicable rules and regulations.

                  A Member's Compensation Deferral Contributions and Supplemental Deferral Contributions in excess of this limit for a calendar year and investment earnings (including gains and losses) thereon may be distributed to the Member during the same calendar year if (1) the Member and the Plan Administrator designate the distribution as an excess Elective Deferral and (2) the distribution is made after the date the Plan received the excess contribution. If a Member notifies the Plan Administrator in writing no later than March 1 (or April 15 if the Plan Administrator waives the deadline) following a calendar year that the Member's Compensation Deferral Contributions and Supplemental Deferral Contributions exceeded the limit under Code Section 402(g) (as adjusted) for such year, the Plan Administrator may, in its discretion, distribute the amount specified by the Member and investment earnings on such amount (including gains and losses) no later than April 15 following such year.

3.2      Compensation Deduction Contributions and Supplemental Deduction
         Contributions

         (a) A Member who has not elected to defer receipt of a portion of his Compensation pursuant to section 3.1 may authorize to be deducted from his Compensation, as paid, an amount which shall be contributed to the Plan as a Compensation Deduction Contribution. The amount of this deduction must be between one and eight percent (in whole percentage increments) of the Member's Compensation.

         (b) A Member who has authorized deduction of eight percent of his Compensation pursuant to paragraph (a) may authorize deduction of an additional one to three percent (in whole percentage increments) of his Compensation which shall be contributed to the Plan as a Supplemental Deduction Contribution; provided, however, that if the Member is a Highly Compensated Eligible Employee, the amount of this deduction may not exceed two percent of the Member's Compensation.

3.3      Deferral and Deduction Elections

         (a) The Plan Administrator shall prescribe procedures for an Eligible Employee to apply for membership and to elect to have Compensation or Supplemental Deferral Contributions made on his behalf pursuant to section 3.1 or to authorize Compensation or Supplemental Deduction Contributions pursuant to section 3.2. Such an election shall first apply to Compensation received on the first payroll payment date coincident with or immediately following the effective date of the election to participate described in section 2.2.

         (b) A Member may from time to time change the rate of his Compensation Deferral Contributions, Supplemental Deferral Contributions, Compensation Deduction Contributions, or Supplemental Deduction Contributions by making a new election in the manner prescribed by the Plan Administrator. Such change shall be effective as soon as is reasonably possible after his election, but, in general, no later than the first payroll payment date that is at least 15 days subsequent to his election.

         (c) A Member who has an authorization in effect to make Compensation or Supplemental Deduction Contributions may revoke such authorization and at the same time elect to commence Compensation or Supplemental Deferral Contributions. Such revocation and election shall be effective as soon as reasonably possible after his election, but, in general, no later than the first payroll payment date that is at least 15 days subsequent to his election.

         (d) A Member who has made an election to have Compensation or Supplemental Deferral Contributions made on his behalf may revoke such election and at the same time authorize Compensation or Supplemental Deduction Contributions to commence effective with the first payroll payment date in April or October by giving the Plan Administrator prior notice thereof.

         (e) A Member may, at any time, revoke his election to have Compensation or Supplemental Deferral Contributions made on his behalf or his authorization to make Compensation or Supplemental Deduction Contributions. Such revocation will be effective as soon as reasonably possible, but, in general, no later than the first payroll payment date that is at least 15 days subsequent to his revocation.

         (f)      A Member who has voluntarily suspended contributions under section 3.3(e) may elect to have contributions resumed, effective as soon as reasonably possible after his election, but, in general, no later than the first payroll payment date that is at least 15 days subsequent to such election.

         (g) A Member's election to have Compensation or Supplemental Deferral Contributions made on his behalf or his authorization to make Compensation or Supplemental Deduction Contributions shall remain in effect until a new election or authorization is made, except as provided in (1) and (2) below.

                  (1) No contributions (including Company Matching Contributions) shall be made by, or on behalf of, any Member after any of the following events, until the Member again makes an election that is effective under section 2.2 and section 3.3(a):

                           (A)      the Member ceases to be an Eligible
                                    Employee;

                           (B)      the Member receives a distribution under
                                    section 7.2, 7.3, or 8.2; or

                           (C) the Member voluntarily elects to have contributions suspended under section 3.3(e).

                  (2) No contributions (including Company Matching Contributions) shall be made by, or on behalf of, any Member when:

                           (A) no payment of Compensation is made by the Company to the Member or, in the case of Compensation or Supplemental Deduction Contributions, the amount payable after all applicable withholdings and deductions required by law or the Company is less than the applicable contributions;

                           (B) payroll deduction for Compensation or Supplemental Deduction Contributions under the Plan would be contrary to law;

                           (C) the Member receives a distribution from his Company Contributions Account pursuant to section 9.1(a)(3); provided, however, that contributions shall automatically resume following the completion of the twenty-six (26) week period beginning on the date of the distribution.

3.4      Company Contributions

         (a) Each month the Company shall contribute to the Plan on behalf of each Member who has completed a one-year Period of Service with an Affiliate or Subsidiary an amount equal to 75% of the Member's Compensation Deferral Contributions and Compensation Deduction Contributions. No Company Matching Contributions shall be made on behalf of a Member who has not yet completed a one-year Period of Service with an Affiliate or Subsidiary, and no Company Matching Contributions shall be made with respect to Supplemental Deferral Contributions, Supplemental Deduction Contributions, or Rollover Contributions.

         (b) Amounts which have been forfeited in accordance with section 3.7(d), 3.8(d), 3.9(d), 8.5, or 9.3(a) shall be applied to reduce subsequent Company Matching Contributions required hereunder. If the Plan should be terminated, any amount not previously so applied shall be credited ratably to the Accounts of all Members in proportion to the amounts of Company Matching Contributions credited to their respective Accounts during the most recent Plan Year.

3.5      Return of Company Contributions

         (a) Except as provided below, the assets of the Plan will never inure to the benefit of the Company and will be held for the exclusive purpose of providing benefits to Members of the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan.

         (b) If a contribution is made by the Company by a mistake of fact, such contribution will be returned to the Company provided this is done within one year after the payment of such contribution.

         (c) Contributions are conditioned upon their deductibility under Code Section 404. If a contribution deduction is disallowed, to the extent the deduction is disallowed, such contribution shall be returned to the Company within one year after the disallowance.

         (d) Contributions are conditioned upon the initial qualification of the Plan under Code Section 401(a). If the Plan does not initially qualify, such contributions will be returned to the Company within one year of such denial.

3.6      Contributions for Military Service

         Notwithstanding any provision of this plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

3.7 Testing Compensation and Supplemental Deferral Contributions for Discrimination

         (a) The actual deferral percentage for Highly Compensated Eligible Employees for any Plan Year may not exceed the greater of:

                  (1) One and one-quarter times the actual deferral percentage for all other Eligible Employees for the Plan Year, or

                  (2) The lesser of (A) two percentage points plus the actual deferral percentage for all other Eligible Employees for the Plan Year, or (B) two times such percentage for all other Eligible Employees for the Plan Year.

         (b) The "actual deferral percentage" for each group of Eligible Employees is the average of the deferral percentages for each Eligible Employee in such group. The deferral percentage is equal to the sum of the Employee's Compensation Deferral Contributions plus Supplemental Deferral Contributions for the Plan Year, divided by his Total Earnings for the Plan Year. Eligible Employees who are not making Compensation Deferral Contributions or Supplemental Deferral Contributions will be included at zero percent in determining the actual deferral percentage.

         (c) Prior to the beginning of each Plan Year and periodically during the year, the Plan Administrator shall test deferral elections under section 3.1 to determine whether or not the limits under this section will be exceeded for the Plan Year. In performing this test, the Plan Administrator will assume that deferrals for current Eligible Employees will continue for the remainder of the Plan Year at the rate currently elected by the Eligible Employee. If elections made by Highly Compensated Eligible Employees would (if not reduced) cause the actual deferral percentage for such Employees to exceed the limitation in this section, the Plan Administrator shall first reduce any Supplemental Deferral Contribution and then Compensation Deferral Contributions elected by the Highly Compensated Eligible Employees to comply with the maximum permissible deferral percentage for the Plan Year. Such reduction shall be effective as of the first payroll payment date in the month following such determination and shall be made as set forth below:

                  (1) First, Highly Compensated Eligible Employees electing Supplemental Deferral Contributions in an amount equal to 3% of Compensation shall have their elections reduced to 2% of Compensation. If, following this reduction, the maximum permissible deferral percentage is still exceeded, Highly Compensated Eligible Employees electing Supplemental Deferral Contributions in an amount equal to 2% of Compensation (including any Highly Compensated Eligible Employees whose elections were reduced under the preceding sentence) shall have their elections reduced to 1% of Compensation. If, following this reduction, the maximum permissible deferral percentage is still exceeded, Highly Compensated Eligible

                           Employees electing Supplemental Deferral
                           Contributions in an amount equal to 1% of Compensation (including any Highly Compensated Eligible Employees whose elections were reduced under the preceding sentence) shall have their elections reduced to 0% of Compensation.

                  (2) Second, if, following the reductions described in paragraph (1), the maximum permissible deferral percentage is still exceeded, Highly Compensated Eligible Employees electing Compensation Deferral Contributions in an amount equal to 8% of Compensation shall have their elections reduced to 7% of Compensation. If, following this reduction, the maximum permissible deferral percentage is still exceeded, Highly Compensated Eligible Employees electing Compensation Deferral Contributions in an amount equal to 7% of Compensation (including any Highly Compensated Eligible Employees whose elections were reduced under the preceding sentence) shall have their elections reduced to 6% of Compensation. The process set forth in this paragraph (2) shall continue until the average deferral percentage for the Highly Compensated Eligible Employees does not exceed the maximum permissible deferral percentage.

                  (3) Subject to section 3.8, the amount that would have been contributed as Supplemental Deferral Contributions or Compensation Deferral Contributions on behalf of the Member except for the reductions prescribed in paragraphs (1) and (2) above, shall be contributed by the Member to the Plan as Supplemental Deduction Contributions or Compensation Deduction Contributions, as appropriate. In addition, to the extent permitted by regulation, the Plan Administrator may during or following a Plan Year cause Supplemental Deferral Contributions and Compensation Deferral Contributions made on behalf of Highly Compensated Eligible Employees to be recharacterized (on a uniform and non-discriminatory basis) as Supplemental Deduction Contributions and Compensation Deduction Contributions to the extent necessary to prevent the average deferral percentage for said Members for any Plan Year from exceeding the maximum permissible deferral percentage.

         (d) At the end of the Plan Year, if Compensation and Supplemental Deferral Contributions for Highly Compensated Eligible Employees exceed the limitation described in this section, the Plan Administrator shall determine the excess Compensation and Supplemental Deferral Contributions of each Highly Compensated Eligible Employee in accordance with the following leveling method. The deferral percentage of the Highly Compensated Eligible Employee with the highest deferral percentage will be reduced to the extent required to (i) enable the Plan to comply with this section, or (ii) cause such Employee's deferral percentage to equal the deferral percentage of the Highly Compensated Eligible Employee with the next highest deferral percentage. This procedure will be


                                     --19-
                  repeated until the Plan satisfies the limitation in this section. Subject to section 3.8, excess Compensation and Supplemental Deferral Contributions and investment earnings (including gains and losses) minus any Compensation and Supplemental Deferral Contributions previously distributed for the Plan Year under section 3.1(c) will be recharacterized as Compensation and Supplemental Deduction Contributions. Such excess Compensation and Supplemental Deferral Contributions and investment earning (including gains and losses) that are not recharacterized will be refunded to the Member in cash before the end of the next Plan Year. If Compensation Deferral Contributions are refunded, Company Matching Contributions attributable to such Compensation Deferral Contributions and investment earnings on such Company Matching Contributions (including gains and losses) will be forfeited and used to reduce subsequent Company Matching Contributions otherwise payable pursuant to section 3.4.

                  Investment earnings allocable to excess Compensation and Supplemental Deferral Contributions for a Plan Year and for the period between the end of such Plan Year and the date of the refund shall be determined in accordance with proposed Treasury Regulation section 1.401(k)-1(f)(4)(ii), as it may be revised from time to time by the Secretary of the Treasury.

                  For Plan Years beginning before January 1, 1997, in the case of a Highly Compensated Eligible Employee whose deferral percentage is determined under the family aggregation rules of Code Section 414(q)(6) as in effect on December 31, 1996, the deferral percentage shall be reduced in accordance with the leveling method described above and the excess Compensation and Supplemental Deferral Contributions will be allocated among the family members in proportion to the Compensation and Supplemental Deferral Contributions of each family member that has been combined.

3.8 Testing Compensation and Supplemental Deduction Contributions and Company Matching Contributions for Discrimination

         (a) The actual contribution percentage for Highly Compensated Eligible Employees for any Plan Year may not exceed the greater of:

                  (1) One and one-quarter times the actual contribution percentage for all other Eligible Employees for the Plan Year, or

                  (2) The lesser of (A) two percentage points plus the actual contribution percentage for all other Eligible Employees for the Plan Year, or (B) two times such percentage for all other Eligible Employees for the Plan Year.

         (b) The "actual contribution percentage" for each group of Eligible Employees is the average of the contribution percentages for each Eligible Employee in such group. The contribution percentage is equal to sum of the Employee's Compensation

                  Deduction Contributions plus his Supplemental Deduction Contributions plus his Company Matching Contributions, divided by his Total Earnings for the Plan Year. Eligible Employees for whom there are no Compensation Deduction Contributions, Supplemental Deduction Contributions, or Company Matching Contributions will be included at zero percent in determining the actual contribution percentage.

         (c) Prior to the beginning of each Plan Year and periodically during the year, the Plan Administrator shall test deferral elections under section 3.1 and deduction authorizations under section 3.2 to determine whether or not the limits under this section will be exceeded for the Plan Year. In performing this test, the Plan Administrator will assume that deferrals and deductions for current Eligible Employees will continue for the remainder of the Plan Year at the rate currently elected by the Eligible Employee. If elections made by Highly Compensated Eligible Employees would (if not reduced) cause the actual contribution percentage for such Employees to exceed the limitation in this section, the Plan Administrator shall first reduce any Supplemental Deduction Contributions and then the Compensation Deduction Contributions elected by the Highly Compensated Eligible Employees to comply with the maximum permissible contribution percentage for the Plan Year. Such reduction shall be effective as of the first payroll payment date in the month following such determination and shall be made as set forth below:

                  (1) First, Highly Compensated Eligible Employees electing Supplemental Deduction Contributions in an amount equal to 3% of Compensation shall have their elections reduced to 2% of Compensation. If, following this reduction, the maximum permissible contribution percentage is still exceeded, Highly Compensated Eligible Employees electing Supplemental Deduction Contributions in an amount equal to 2% of Compensation (including any Highly Compensated Eligible Employees whose elections were reduced under the preceding sentence) shall have their elections reduced to 1% of Compensation. If, following this reduction, the maximum permissible contribution percentage is still exceeded, Highly Compensated Eligible Employees electing Supplemental Deduction Contributions in an amount equal to 1% of Compensation (including any Highly Compensated Eligible Employees whose elections were reduced under the preceding sentence) shall have their elections reduced to 0% of Compensation.

                  (2) Second, if, following the reductions described in paragraph (1), the maximum permissible contribution percentage is still exceeded, Highly Compensated Eligible Employees electing Compensation Deduction Contributions in an amount equal to 8% of Compensation shall have their elections reduced to 7% of Compensation. If, following this reduction, the maximum permissible contribution percentage is still exceeded, Highly Compensated Eligible Employees electing Compensation Deduction Contributions in an amount equal to 7% of Compensation (including any Highly Compensated Eligible Employees whose elections were reduced under the preceding sentence) shall have their elections reduced to 6% of Compensation. The process set forth in this paragraph (2) shall continue until the average contribution percentage for the Highly Compensated Eligible Employees does not exceed the maximum permissible deferral percentage.

         (d) At the end of the Plan Year, if Compensation and Supplemental Deduction Contributions and Company Matching Contributions for Highly Compensated Eligible Employees exceed the limitation described in this section, the Plan Administrator shall determine the excess Compensation and Supplemental Deduction Contributions and Company Matching Contributions of each Highly Compensated Eligible Employee in accordance with the following leveling method. The contribution percentage of the Highly Compensated Eligible Employee with the highest contribution percentage will be reduced to the extent required to (i) enable the Plan to comply with this section, or (ii) cause such Employee's contribution percentage to equal the contribution percentage of the Highly Compensated Eligible Employee with the next highest contribution percentage. This procedure will be repeated until the Plan satisfies the limitation in this section. Excess Compensation and Supplemental Deduction Contributions and investment earnings (including gains and losses) will be refunded to the Member in cash before the end of the next Plan Year. In accordance with Treasury Regulations Section 1.401(m)-1(e)(2)(ii), the amount of excess Compensation and Supplemental Deduction Contributions and Company Matching Contributions shall be determined only after first determining the excess Compensation and Supplemental Deferral Contributions, if any, that are treated as Compensation and Supplemental Deduction Contributions due to recharacterization pursuant to section
                  3.6. If Compensation Deduction Contributions are refunded to the Member, any Company Matching Contributions attributable to such Compensation Deduction Contributions and investment earnings (including gains and losses) shall be forfeited and used to reduce Company Matching Contributions otherwise payable pursuant to 3.4.

                  Investment earnings allocable to excess Compensation and Supplemental Deduction Contributions and Company Matching Contributions for a Plan Year and for the period between the end of such Plan Year and the date of the refund shall be determined in accordance with proposed Treasury Regulation section 1.401(m)-1(e)(3)(ii), as it may be revised from time to time by the Secretary of the Treasury.

                  For Plan Years beginning before January 1, 1997, in the case of a Highly Compensated Eligible Employee whose contribution percentage is determined under the family aggregation rules of Code Section 414(q)(6) as in effect on December 31, 1996, the contribution percentage shall be reduced in accordance with the leveling method described above and the excess Compensation and Supplemental Deduction Contributions and Company Matching Contributions will be allocated among the family members in proportion to the contributions of each family member that have been combined.

3.9      Testing Aggregate Contributions for Discrimination

         (a) The sum of the actual deferral percentage and the actual contribution percentage for Highly Compensated Eligible Employees for each Plan Year may not exceed the greater of (1) or (2) below:

                  (1)      The sum of (A) and (B) below:

                           (A) one and one-quarter times the greater of (i) the actual deferral percentage for all other Eligible Employees for the Plan Year, or
                                    (ii) the actual contribution percentage for all other Eligible Employees for the Plan Year, plus

                           (B)      the lesser of (i) or (ii) below:

                                    (i)      Two percentage points plus the
                                             lesser of 1) the actual deferral
                                             percentage for all other Eligible
                                             Employees for the Plan Year or 2)
                                             the actual contribution percentage
                                             for all other Eligible Employees
                                             for the Plan Year.

                                    (ii)     Two times the lesser of 1) the
                                             actual deferral percentage for all
                                             other Eligible Employees for the
                                             Plan Year or 2) the actual
                                             contribution percentage for all
                                             other Eligible Employees for the
                                             Plan Year.

                  (2)      The sum of (A) and (B) below:

                           (A) one and one-quarter times the lesser of (i) the actual deferral percentage for all other Eligible Employees for the Plan Year, or
                                    (ii) the actual contribution percentage for all other Eligible Employees for the Plan Year, plus

                           (B)      the lesser of (i) or (ii) below:

                                    (i)      Two percentage points plus the
                                             greater of 1) the actual deferral
                                             percentage for all other Eligible
                                             Employees for the

                                             Plan Year or 2) the actual
                                             contribution percentage for all
                                             other Eligible Employees for the
                                             Plan Year.

                                    (ii)     Two times the greater of 1) the
                                             actual deferral percentage for all
                                             other Eligible Employees for the
                                             Plan Year or 2) the actual
                                             contribution percentage for all
                                             other Eligible Employees for the
                                             Plan Year.

         (b) Prior to the beginning of each Plan Year and periodically during the year, the Plan Administrator shall test deferral elections under section 3.1 and deduction authorizations under section 3.2 to determine whether or not the limits under this section will be exceeded for the Plan Year. If elections made by Highly Compensated Eligible Employees would (if not reduced) cause the sum of the actual deferral percentage and the actual contribution percentage for such Employees to exceed the limitation in this section, the Plan Administrator shall reduce the deduction percentages elected by the Highly Compensated Eligible Employees to comply with the limitations of this section. This reduction will be accomplished by determining the maximum possible upper limit on Compensation and Supplemental Deduction Contributions (as a percentage of Compensation) which, when imposed as a limitation on the Highly Compensated Eligible Employees, will cause the Plan to comply with this section.

                  If the limitation described in this section is still exceeded after reducing the upper limit on Compensation and Supplemental Deduction Contributions for Highly Compensated Eligible Employees to zero, the Plan Administrator shall also reduce Compensation and Supplemental Deferral Contributions elected by Highly Compensated Eligible Employees. This reduction will be accomplished by determining the maximum possible upper limit on Compensation and Supplemental Deferral Contributions (as a percentage of Compensation) which, when imposed as a limitation on the Highly Compensated Eligible Employees, will cause the Plan to comply with this section.

         (c) At the end of the Plan Year, if the sum of the actual deferral percentage and the actual contribution percentage for Highly Compensated Eligible Employees exceeds the limitations described in this section after the corrective distributions or forfeitures are made under sections 3.7(d) and 3.8(d) the Plan Administrator shall determine the maximum possible upper limit on Compensation and Supplemental Deduction Contributions (as a percentage of Total Earnings) which, when imposed as a limitation on the Highly Compensated Eligible Employees, will cause the Plan to comply with this section. Compensation and Supplemental Deduction Contributions in excess of this limit and investment earnings on such contributions (including gains and losses) will be refunded to the Member in cash. If the limitation in this section is still exceeded after refunding all Compensation and Supplemental Deduction Contributions for Highly Compensated Eligible Employees, the Plan Administrator shall determine the maximum possible upper limit on Compensation and Supplemental Deferral Contributions (as a percentage of Compensation) which, when imposed as a limitation on the Highly Compensated Eligible Employees, will cause the Plan to comply with this section. Compensation and Supplemental Deferral Contributions in excess of this limit and investment earnings on such contributions (including gains and losses) will be refunded to the Member in cash.

         (d) If Compensation Deduction Contributions or Compensation Deferral Contributions are refunded to the Member, any Company Matching Contributions attributable to such refunded contributions and investment earnings on such Company Matching Contributions will be forfeited and used to reduce Company Matching Contributions otherwise payable pursuant to 3.4.

3.10     Aggregation Rules for Discrimination Testing

         (a) If this Plan is combined with one or more plans maintained by the Company or an Affiliate or Subsidiary of the Company for purposes of Code Section 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)), then this Plan and such other plans will be considered a single plan for purposes of the discrimination testing described in this article.

         (b) If a Highly Compensated Eligible Employee is eligible to have Compensation or Supplemental Deferral Contributions, Compensation or Supplemental Deduction Contributions, or Company Matching Contributions allocated to his account under two or more plans described in Code Section 401(k) which are maintained by the Company or an Affiliate or Subsidiary of the Company, the average deferral percentage and average contribution percentage for such Highly Compensated Eligible Employee shall be determined as if all such contributions were made under a single plan.

         (c) For Plan Years beginning before January 1, 1997, for purposes of determining the actual deferral percentage and the actual contribution percentage of a Highly Compensated Eligible Employee who is (1) a five-percent owner or (2) one of the ten Employees paid the greatest Total Earnings for the Plan Year, the Compensation and Supplemental Deferral Contributions, Compensation and Supplemental Deduction Contributions, Company Matching Contributions and Total Earnings of such Employee shall include the Compensation and Supplemental Deferral Contributions, Compensation and Supplemental Deduction Contributions, Company Matching Contributions and Total Earnings of such Employee's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants except as otherwise provided under Treasury regulations. Such family members shall be disregarded in determining the actual deferral percentage and the actual contribution percentage for Eligible Employees who are not Highly Compensated Eligible Employees. In applying the maximum dollar limitation on Total Earnings described in 1.46, such limitation will be applied to the combined Total Earnings of the Highly Compensated Eligible Employees described in this section, the spouse of such Employee, and any lineal descendants of the Employee who have not attained age 19 before the end of the Plan Year.

                                    Article 4
                           Investment of Contributions

4.1        Investment Election

           At the time of enrollment in the Plan, the Member shall elect to have his future Compensation and Supplemental Deferral Contributions, Compensation and Supplemental Deduction Contributions, Company Matching Contributions, and Rollover Contributions invested in one or more of the Investment Funds listed in section 5.2. (Prior to enrollment as a Member, an Eligible Employee may make such an election with respect to Rollover Contributions.) The election shall specify the percentage, if any, of such contributions to be allocated to each of the Investment Funds. Members may allocate their contributions among the Investment Funds in 5% increments, with the total of the elected percentage increments equaling 100%; provided, however, the maximum percentage of such contributions that may be invested in the Boeing Company Stock Fund is 50%.

4.2        Changes in Investment Elections

           A Member may change an election made pursuant to section 4.1 regarding his future Compensation and Supplemental Deferral Contributions, Compensation and Supplemental Deduction Contributions, Company Matching Contributions, and Rollover Contributions once each calendar quarter. Such change shall be effective as of the last business day of the month in which the change of election is made.

4.3        Transfer of Investments

           A Member may elect once in each calendar quarter to change the investment of his Accounts; provided, however, amounts may not be transferred into or out of the Stable Value Fund before April 1, 1997. The election shall specify the percentage, if any, of the total dollar balance of the Member's Accounts, determined pursuant to section 6.4, to be allocated to each of the Investment Funds. Members may allocate their balances among the Investment Funds in 5% increments, with the total of the elected percentage increments equaling 100%; provided, however, the maximum percentage of such contributions that may be invested in the Boeing Company Stock Fund is 50%. The transfers described in this section shall be effected on the first day of the calendar month immediately succeeding the month in which the Member elected to make the transfer.

           All elections under this section shall be irrevocable and shall not affect the Member's right to exercise any other election provided by the Plan.

           Upon making an election to transfer investments under this section, the Member shall also either confirm or change his election under section 4.1 or 4.2 with respect to future Compensation and Supplemental Deferral Contributions, Compensation and Supplemental Deduction Contributions, and Company Matching Contributions.

           4.4    Independent Control

           An election or change of election made pursuant to this section shall be within the independent control of the Member. Neither the Trustee, the Parent, nor the Company shall be liable for any loss which may result from the exercise of such control by the Member. If, at any time, no election under this section is in effect for any portion of a Member's Accounts or contributions, such portion shall be invested in the manner determined by the Plan Administrator on a uniform and nondiscriminatory basis with respect to all Members. An election or change of election deemed to have been made under this section shall not be counted for purposes of the provisions of those sections which impose restrictions on the frequency of changes.

                                    Article 5
                                 Trust Agreement

5.1      Establishment of Trust Fund

         The property resulting from contributions made on behalf of all Members, including contributions made by the Company, shall be held in a Trust Fund by a Trustee or Trustees selected by the Plan Administrator pursuant to a Trust Agreement entered into between such Trustee and the Plan Administrator. References in the Plan to Trustee shall be deemed to be applicable with equal force to co-Trustees or successor Trustees who may be so designated.

5.2      Investment Funds

         The Trust Agreement will provide that at the direction of the Plan Administrator, the Trustee shall establish investment funds, each with investment objectives determined by the Plan Administrator. The Plan Administrator shall provide information to Members regarding the Investment Funds available under the Plan, including a description of the investment objectives and types of investments of each such fund. As of the Effective Date, the following Investment Funds shall be established:

         (a) S&P 500 Index Fund. The assets of this fund are invested in the same stocks and in substantially the same percentages as the Standard and Poor's (S&P) 500 Index.

         (b) Short-Term Income Fund. The assets of this fund are invested in a variety of investment-grade instruments with maturities generally between 1 and 365 days with an average maturity between 30 and 60 days. These instruments may include: United States government and agency obligations, bank obligations, short-term corporate debt instruments, repurchase agreements, unsecured loan participations, and registered investment companies which invest in such instruments.

         (c) Stable Value Fund. The assets of this fund are invested in investment contracts with one or more insurance companies which guarantee the principal and interest thereon for a specified period of time.

         (d) Intermediate-Term Bond Fund. The assets of this fund are invested in debt obligations issued by the United States government and its agencies and instrumentalities. The maximum maturity of any issue in the fund is five years.

         (e) Boeing Company Stock Fund. The assets of this fund are invested in cash and Common Stock of The Boeing Company.

5.3      Voting Rights

         Each Member who has Common Stock of The Boeing Company held in the Boeing Company Stock Fund allocated to his Accounts shall be entitled to instruct the Trustee regarding the voting of the number of such shares allocated to the Accounts (determined by the proportionate share of the Member's investment in the Fund) at all stockholders' meetings of the Company, determined as of the record date for such stockholders' meetings. The Company will send, or cause to be sent, to each Member who has Common Stock of the Company allocated to the Member's Accounts a voting instruction form and the same proxy solicitation material as is sent to stockholders generally.

5.4      Tender Offer

         Not withstanding any other provisions of the Plan to the contrary:

         (a) If any person shall make a tender offer (as defined in subsection (c) below) to acquire (by purchase or exchange) Common Stock of the Company, including shares of such Common Stock that are held in the Company Stock Fund, the Trustee and the Company shall act as follows:

                  (1) The Company shall ensure that the materials made available to shareholders generally in connection with the tender offer are provided to each Member who has shares of Common Stock of the Company held in the Company Stock Fund allocated to his Member's Accounts, and the response of the Trustee as to whether to accept or reject the tender offer with respect to the full and fractional shares of such Common Stock that are so allocated shall be made in accordance with the instructions of the Member given to the Trustee on forms provided for that purpose.

                  (2) If the Trustee fails to receive clear and timely instructions from a Member in a case where instructions have been sought by the Trustee as provided in paragraph (1), the Trustee shall have no discretion in such matter and shall reject the tender offer with respect to the affected full and fractional shares of Common Stock of the Company that are allocated to the Accounts of such Members.

         (b) With respect to full and fractional shares of Common Stock of the Company that have been acquired by the Plan and are not yet allocated (including any such Common Stock held in a suspense account because it cannot be allocated currently due to the Code Section 415 limits), the Trustee shall have no discretion in such matter and shall reject the tender offer with respect to such Common Stock.

         (c) If any tender offer is accepted (in whole or in part) pursuant to subsection (a), the Trustee shall have the power to transfer Common Stock of the Company in order to effect such acceptance.

         (d) For purposes of this section, "tender offer" shall mean any offer to acquire Common Stock of the Company which is subject to either section 13(e) or 14(d) of the Securities Exchange Act of 1934 and which under applicable rules and regulations is required to be the subject of a filing with the Securities and Exchange Commission on either Schedule 13E-4 or Schedule 14D-9.

         (e) The foregoing notwithstanding, nothing herein shall serve to modify the related rules of the Trust Agreement or to expand the duties of the Trustee unless and until the Trustee gives its consent in the manner provided in the Trust Agreement.

5.5      Trust Agreement

         The Plan Administrator has entered into a Trust Agreement with the Trustee of the Trust Fund under which the Trustee will hold, invest and distribute the assets of the Trust Fund as required by the Trust Agreement. The Plan Administrator may remove the Trustee at any time upon reasonable notice. The Trust Agreement shall provide that upon the removal or resignation of the Trustee the assets shall be transferred to another Trustee to be designated by the Plan Administrator under the terms of the Trust Agreement satisfying the conditions herein set forth.

5.6      Rights in the Trust Fund

         No part of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Members and their beneficiaries under the Plan. No person shall have any interest in or right to any part of the Trust Fund except as and to the extent expressly provided in the Plan.

                                    Article 6
                        Maintenance of Members' Accounts

6.1      Accounts Maintained

         The Plan Administrator shall establish and maintain for each Member a Compensation Deduction Account, Compensation Deferral Account, Supplemental Deduction Account, Supplemental Deferral Account, and a Company Contributions Account under each Investment Fund to represent all amounts (if any), adjusted for gains or losses thereon, which have been contributed by or on behalf of the Member as Compensation Deduction Contributions, Compensation Deferral Contributions, Supplemental Deduction Contributions, Supplemental Deferral Contributions or Rollover Contributions, and Company Matching Contributions. Such separate Accounts shall contain sufficient information to permit, with respect to the Boeing Company Stock Fund, a determination of the number of Common Units in such Member's Accounts, and with respect to the Company Contributions Account, a determination of the portion which is attributable to Compensation Deduction Contributions and the portion which is attributable to Compensation Deferral Contributions.

6.2      Crediting Units to Accounts

         (a) The interest of each Member in the Investment Funds shall be represented by Units allocated to his Accounts. The value of each Unit shall be $1.00 for the contributions deposited on behalf of each Member prior to the first Valuation Date following the effective date of the particular Fund.

         (b) Each contribution on behalf of a Member to, or payment made to a Member from, an Investment Fund shall result in a credit or charge to the Account representing his interest in such Fund under his Company Contributions Account, Compensation Deferral Account, Supplemental Deferral Account, Compensation Deduction Account, or Supplemental Deduction Account, as applicable, and shall be equal to the number of Units contributed or paid, as the case may be.

         (c) Dividends on Common Stock held in the Boeing Company Stock Fund shall result in an appropriate increase in the Unit values of said Fund.

6.3      Units Valuations

         Except as otherwise provided in section 6.2, as of each Valuation Date, an amount equal to the fair market value of all property in the Investment Funds (other than dividends received which are attributable to whole shares of Common Stock which were or are to be transferred to Members subsequent to the record date for such dividend) or under a contract, in the case of the Stable Value Fund, shall be determined by the Trustee in such manner and on such basis as it shall deem appropriate. Such amount shall be divided by the total number of Units credited to all the Members in the Fund or under the contract concerned on the particular Valuation Date, thereby establishing a new Unit value. With respect to each Investment Fund, each contribution or other payment thereto or payment therefrom after such Valuation Date and prior to or on the next Valuation Date shall be converted to Units (in the case of the Boeing Company Stock Fund to Common Units to the extent appropriate) by dividing such new Unit value into the amount of such contribution or payment, and the individual Account of each affected Member representing his interest in the Investment Fund under his Company Contributions Account, Compensation Deferral Account, Supplemental Deferral Account, Compensation Deduction Account, and Supplemental Deduction Account, as applicable, shall be credited or charged, as the case may be, with the portion of the number of Units so attributable to such Member. The value of each contract under the Stable Value Fund shall be equal to the principal amount held in such fund plus accrued interest.

6.4      Balance of Member's Accounts

         As of any specified date, the dollar balance of the Accounts of each Member representing the interest of each Member in each Investment Fund under his Company Contributions Account, Compensation Deferral Account, Supplemental Deferral Account, Compensation Deduction Account, and Supplemental Deduction Account, as applicable, shall be determined by multiplying the number of Units in his current balance by the Unit value as of the last preceding Valuation Date in accordance with the foregoing and adding to the resulting dollar balance the amount of contributions made with respect to such Account since the last valuation date for which Units have not yet been credited. Only those contributions actually received by the Trustee will be considered in making valuations and determining Account balances.

6.5      Member Account Statements

         After the end of each calendar year or more frequently as the Plan Administrator shall determine, the Plan Administrator shall forward by mail to each Member a statement, in such form as the Plan Administrator shall determine, setting forth pertinent information relative to the Member's Accounts. Such statement shall, for all purposes, be deemed to have been accepted as correct unless the Plan Administrator is notified to the contrary by mail within 60 days of the mailing thereof to the Member.

                                    Article 7
                                   Retirement

7.1      Eligibility

         This article will apply to any Member who terminates employment on or after his 65th birthday or who retires before his 65th birthday pursuant to a retirement plan sponsored by the Company or an Affiliate or Subsidiary.

7.2      Lump Sum Distribution

         (a) If the balance in the Member's Accounts is $3,500 or less, such amount will be paid to the Member in a lump sum as soon as practicable after his Severance from Service Date in the manner described in section 7.5.

         (b) If the balance in the Member's Accounts exceeds $3,500, the Member may elect (1) to receive such amount in a lump sum as soon as practicable after his Severance from Service Date in the manner described in section 7.5 or (2) to defer any distribution from his Accounts. If the Member elects to defer distribution, his Accounts will be retained in the Plan and maintained and valued in accordance with Article 6. The amount of such deferred distribution(s) will be based on the value of the Member's Accounts determined as of the Valuation Date preceding the deferred distribution date. If the vested balance in the Member's Accounts at the time of a distribution exceeds $3,500, then the vested balance at any subsequent time shall be deemed to exceed $3,500.

         (c) A Member who has deferred receiving his distribution may elect to receive the balance in his Accounts in a lump sum payable as soon as practicable after the request for such distribution is received by the Plan Administrator in the manner described in section 7.5. Such request shall be in the manner prescribed by the Plan Administrator for this purpose.

7.3      Installment Form of Payment

         (a) If the balance in the Member's Accounts exceeds $3,500, the Member may elect to have his benefit paid in annual installments over 10 or fewer years; provided, however, that the Member may not elect installments to be paid over a period which exceeds the life expectancy of the Member or the combined life expectancies of the Member and his Beneficiary determined as of the date payments are to commence. The amount of such installments will be the value of the Member's Accounts as of the Valuation Date immediately preceding the installment payment, divided by the number of installment payments remaining at the time of the payment. The initial installment payment will be made as soon as practicable after the effective date of the Member's election. Subsequent installment payments during the elected installment payment period will be made as of the annual anniversary date of the initial installment payment. If the vested balance in the Member's Accounts at the time of a distribution exceeds $3,500, then the vested balance at any subsequent time shall be deemed to exceed $3,500.

         (b) A Member who is still an Employee on the required beginning date described in section 7.4(b) and is, therefore, required to commence distribution, shall receive his distribution in annual installments over the period of the Member's life expectancy (pursuant to Code Section 401(a)(9)). Upon the Member's subsequent Termination of Employment, the Member shall be entitled to elect either a lump sum distribution as provided in section 7.2(b) or installment payments as provided in section 7.3(a) with respect to his remaining Account balance at that time.

         (c) Subsection (a) notwithstanding, if a Member who is no longer an Employee has elected to defer receiving his distribution pursuant to section 7.2(b) and the Plan Administrator has not received an election concerning the form of distribution by the end of the calendar year in which the Member attains age 70 1/2, the distribution shall be made in the form of a lump sum distribution payable no later than the required beginning date described in section 7.4(b).

         (d) If a Member who had previously elected and commenced receipt of installment payments pursuant to subsection (a) returns to employment with the Company or an Affiliate or Subsidiary (other than as a member of the Company's flexible work force), such installment payments shall be suspended until the Member's subsequent retirement, at which time he shall be permitted again to make the election described in this section.

         (e) A Member who had previously elected and commenced receipt of installment payments pursuant to subsection (a) shall be permitted to revoke such election at a later date and accelerate receipt of the distribution by electing distribution of the remaining Account balances in a lump sum payment.

7.4      Limitations on Payment Date

         (a) Payment will begin not later than the 60th day after the end of the Plan Year in which:

                  (1)      the Member's 65th birthday occurs, or

                  (2) the Member's Severance from Service Date occurs, whichever is later.

                  However, payment under this subsection will not begin until the Member has filed a claim for such payment in the manner prescribed by the Plan Administrator for that purpose.

         (b) The required beginning date described in this subsection (b) will apply regardless of any election made by the Member.

                  (1) Benefit payments for a Member who attained age 70 1/2 before January 1, 1996, will begin January 1, 1997, whether or not such Member's employment has terminated.

                  (2) Benefit payments for a Member who attained age 70 1/2 in 1996, will begin not later than April 1, 1997, whether or not such Member's employment has terminated.

                  (3) Benefit payments for a Member who is not a 5% owner who attains age 70 1/2 after December 31, 1996 will begin not later than April 1 of the calendar year following the later of (A) the calendar year in which the Member attains age 70 1/2, or (B) the calendar year in which the Member retires.

                  (4) Benefit payments for a Member who is a 5% owner will begin not later than April 1 of the calendar year following the later of (A) the calendar year in which the Member attained age 70 1/2, or (B) the earlier of
                           (iii) the calendar year within which ends the Plan Year in which the Member becomes a 5% owner, or (iv) the calendar year in which the Member retires.

                  (5) A Member is treated as a 5% owner for purposes of this subsection (b), if such Member is a 5% owner as defined in Code Section 416(i) at any time during the Plan Year ending within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year. Once a Member is described in this paragraph, distributions will continue to such Member even if such Member ceases to own more than 5% of the Company in a subsequent year.

                  (6)      If a Member receives payments under this subsection
                           (b), such payments will be determined as if the Member's retirement date were the date by which benefit payments must be made under this subsection
                           (b). If the Member continues to have contributions made to his Accounts after this date, the additional benefit for each Plan Year will be paid in a lump sum after the following January 1.

7.5      Manner of Distribution

         A Member's distribution(s) shall be made as follows:

         (a) With respect to Investment Funds other than the Boeing Company Stock Fund, the Member entitled to a lump sum distribution pursuant to section 7.2 shall receive the full dollar balance of his Accounts in such Funds. A Member electing installment payments pursuant to section 7.3 shall receive the full dollar balance divided by the remaining number of installment payments. Such balance shall be determined in the manner provided in section 6.4, by reference to the value of Units in such Member's Accounts on the Valuation Date coinciding with or immediately preceding the date of the distribution.

         (b) With respect to the Boeing Company Stock Fund, the full dollar balance (for a Member electing installment payments pursuant to section 7.3, the full dollar balance divided by the remaining number of installment payments) in the Member's Accounts in the fund as of the Valuation Date coinciding with or immediately preceding the date of the distribution (determined in the manner provided in section 6.4, separately by reference to the Common Units in the Account on such Valuation Date and the respective Unit values on such Valuation Date) shall be applied to Common Stock to the extent attributable to Common Units. The Member shall receive shares of Common Stock equal to the maximum number of whole shares of Common Stock which could be purchased at the closing price of Common Stock on the New York Stock Exchange-- Composite Transactions listing on such Valuation Date (or, in the event such Valuation Date falls on a date on which there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date) with the portion of such dollar balance attributable to Common Units in the Account. The Member shall be paid in cash the amount of such dollar balance remaining after reduction by the value of the whole shares previously described, based upon such closing price. In addition, the Member shall be paid in cash the amount of any cash dividends received since such Valuation Date attributable to the number of whole shares of Common Stock distributed to him and the dollar value of any contributions to the Company Stock Fund in respect of such Member between such Valuation Date and the Severance from Service Date.

                                    Article 8
                              Termination or Death

8.1      Vesting

         (a) A Member will always have a 100% vested interest in his Compensation Deduction Account, Compensation Deferral Account, Supplemental Deduction Account, and Supplemental Deferral Account.

         (b) A Member who has completed a five-year Period of Service will have a 100% vested interest in his Company Contributions Account.

         (c) No Units in a Member's Company Contributions Account shall vest subsequent to the Member's termination of employment, except as provided in section 8.6.

         (d) Regardless of the number of years in his Period of Service, a Member will have a 100% vested interest in his Company Contributions Account upon the occurrence of any of the following events:

                  (1)      65th birthday,

                  (2) retirement before his 65th birthday pursuant to a retirement plan sponsored by the Company or an Affiliate or Subsidiary,

                  (3) termination of employment to enter into the Armed Forces of the United States, except temporary service of 90 days or less, or to accept employment with the Government of the United States,

                  (4)      determination of Total Disability,

                  (5) termination of employment because of inability to meet Company medical standards,

                  (6)      Layoff, or

                  (7)      death.

8.2      Distribution Upon Termination

         (a) This section will apply to any Member whose Severance from Service Date occurs before he has satisfied the eligibility conditions for retirement as described in section 7.1.

         (b) Subject to the provisions of subsection (c), the Member shall receive as a lump sum all amounts described in section 8.4 as soon as practicable after his Severance from Service Date, but not later than 60 days after the end of the Plan Year in which his Severance from Service Date occurred.

         (c) If the vested balance in the Member's Accounts exceeds $3,500, no distribution of benefits under the Plan shall be made unless the Plan Administrator has first obtained the Member's written consent thereto. In the event such written consent is not obtained, the vested portion of the Member's Accounts will be retained by the Plan and will be maintained and valued in accordance with Article 6. Distribution of the Member's Accounts pursuant to this section shall be made following the date on which the Plan Administrator obtains the Member's written consent to the distribution or, if earlier, the required beginning date described in section 7.4. The amount of distribution will be determined as provided in section 8.4, except that the balance of the Member's Accounts will be determined by reference to the Unit Values on the Valuation Date coincident with or immediately preceding the date of distribution. If the Member is reemployed as an Employee prior to the date on which the Plan Administrator receives his written consent to the distribution, the Member shall not have any further right to receive a distribution of benefits as a result of his prior termination of employment. Under no circumstances shall a Member have any right to withdraw a portion of the balance of his Accounts under Article 9 prior to the deferred distribution date. If the vested balance in the Member's Accounts at the time of a distribution exceeds $3,500, then the vested balance at any subsequent time shall be deemed to exceed $3,500.

8.3      Distribution Upon Death

         (a) If a Member dies before payment of benefits begins, his Beneficiary(ies) shall receive all amounts described in section 8.4 as soon as practicable after the Member's death, but not later than 60 days after the end of the Plan Year in which the Member's death occurred.

         (b) If a Member dies after installment payments have commenced pursuant to section 7.3, payments will continue to the Beneficiary under the form of payment in effect at the time of the Member's death.

8.4      Amount of Distribution

         The amounts which a Member or Beneficiary will receive under section
         8.2 or 8.3 shall be as follows:

         (a) With respect to Investment Funds other than the Boeing Company Stock Fund, the Member shall receive the vested dollar balance of his Accounts in such Funds. Such balance shall be determined in the manner provided in section 6.4, by reference to the value of Units in such Member's Accounts on the Valuation Date coinciding with or immediately preceding his Severance from Service Date or, in the case of death or Total Disability, the date all documentation necessary to effect the distribution is received by the Plan Administrator.

         (b) With respect to the Boeing Company Stock Fund, the vested dollar balance in the Member's Accounts in the fund as of the Valuation Date coinciding with or immediately preceding his Severance from Service Date or, in the case of death or Total Disability, the date all documentation necessary to effect the distribution is received by the Plan Administrator (determined in the manner provided in section 6.4, separately by reference to the Common Units in the Account on such Valuation Date and the respective Unit values on such Valuation Date) shall be applied to Common Stock to the extent attributable to Common Units. The Member shall receive shares of Common Stock equal to the maximum number of whole shares of Common Stock which could be purchased at the closing price of Common Stock on the New York Stock Exchange--Composite Transactions listing on such Valuation Date (or, in the event such Valuation Date falls on a date on which there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date) with the portion of such vested dollar balance attributable to Common Units in the Account. The Member shall be paid in cash the vested dollar amount remaining in his Accounts invested in the Boeing Company Stock Fund after reduction of each such Account by the value of the whole shares previously described, based upon such closing price. In addition, the Member shall be paid in cash the amount of any cash dividends received since such Valuation Date attributable to the number of whole shares of Common Stock distributed to him and the dollar value of any contributions to the Company Stock Fund in respect of such Member between such Valuation Date and his Severance from Service Date.

8.5      Forfeitures

         (a) If a Member terminates employment and receives the vested portion of his Accounts, the nonvested portion of the Company Contributions Account, if any, will be forfeited at the time such distribution is made. Such forfeiture will be applied as soon as practicable to reduce Company Matching Contributions otherwise payable under 3.4.

         (b) If a Member who has not completed a five-year Period of Service becomes eligible to receive a distribution under section 8.2(c) but fails to provide written consent to such distribution, the nonvested portions of the Member's Company Contributions Account shall be forfeited at the conclusion of the five-year Period of Severance following his Severance from Service Date, unless the Member shall be reemployed as an Employee prior to the conclusion of said five-year period. Such forfeiture will be applied as soon as practicable to reduce Company Matching Contributions otherwise payable under 3.4.

8.6      Repayment After Reemployment

         If a Member who has forfeited a nonvested balance is reemployed as an Employee, the previously forfeited nonvested portion of his Company Contributions Account will be restored to the dollar amount on the date the Member received a distribution under this article if the Member makes a cash repayment to the Plan of the amounts which were distributed from his Compensation Deduction and Compensation Deferral Accounts on or before the earlier of:

         (a)      the fifth anniversary of his Reemployment Date or

         (b)      the completion of a five-year Period of Severance.

         The Company Contributions Account balance will be restored by an additional Company contribution. The amount of the Member's repayment (which shall not reflect interest) will be credited to the Member's Compensation Deduction Account. The repayment and the restored Company Contributions Account will be allocated to the Investment Funds in the same proportion as the Member's current Compensation Deduction or Deferral Contributions. The nonvested portion of the member's Company Contributions Account restored pursuant to this section shall vest as provided in section 8.1.

                                    Article 9
                              Withdrawals and Loans

9.1      Withdrawals from Accounts by Members under Age 59 1/2

         (a) Subject to sections 9.4 and 9.5, a Member who has not yet attained age 59 1/2 may elect while still employed to withdraw certain amounts from his Accounts. As soon as practicable after the Plan Administrator's receipt of such an election, there shall be paid or transferred to such Member cash and, if applicable, shares of Common Stock from his Accounts in the following order:

                  (1)      first, from his Supplemental Deduction Account;

                  (2)      second, from his Compensation Deduction Account;

                  (3) third, from that portion (if vested) of his Company Contributions Account, which is attributable to Compensation Deduction Contributions;

                  (4)      fourth, from his Supplemental Deferral Account; and

                  (5)      fifth, from his Compensation Deferral Account.

         (b) If a Member receives a withdrawal pursuant to section 9.1(a)(2), the nonvested portion of his Company Contributions Account associated with the amounts withdrawn shall be forfeited as provided in section 9.3 and the withdrawal limitations of section 9.3 shall apply. If a Member receives a withdrawal pursuant to section 9.1(a)(3), his Compensation and Supplemental Deferral Contributions, Compensation and Supplemental Deduction Contributions, and Company Matching Contributions shall be suspended for a period of 26 weeks.

         (c) A Member shall be permitted to withdraw from his Supplemental and Compensation Deferral Accounts, as described in section 9.1(a)(4) and (5), only upon providing adequate evidence of a hardship, as provided in section 9.5, and such a hardship withdrawal shall be governed by the provisions of that section.

         (d) The portion of the Member's Company Contributions Account which is attributable to Compensation Deferral Contributions shall not be available for withdrawal prior to the Member's attainment of age 59 1/2.

         (e) In determining withdrawal amounts, the value of available Units in the Member's Accounts shall be determined as of the Valuation Date coinciding with or immediately preceding the date of the election.

9.2      Withdrawal from Accounts by Members Over Age 59 1/2

         (a) A Member who has attained age 59 1/2 while still employed by the Company may elect to withdraw any or all vested amounts from his Accounts. A Member making such an election shall receive the amount of cash or, if applicable, stock to be withdrawn from his Accounts in the following order:

                  (1)      first, from his Supplemental Deduction Account;

                  (2)      second, from his Compensation Deduction Account;

                  (3)      third, from his Supplemental Deferral Account;

                  (4)      fourth, from his Compensation Deferral Account;

                  (5) fifth, from that portion (if vested) of his Company Contributions Account, which is attributable to Compensation Deduction Contributions; and

                  (6) sixth, from that portion (if vested) of his Company Contributions Account, which is attributable to Compensation Deferral Contributions.

         (b) If a Member receives a withdrawal pursuant to section 9.2(a)(2), the nonvested portion of his Company Contributions Account associated with the amounts withdrawn shall be forfeited as provided in section 9.3, but the withdrawal limitations of section 9.3(d) shall not apply and his Compensation and Supplemental Deferral Contributions, Compensation and Supplemental Deduction Contributions, and Company Matching Contributions shall not be suspended.

         (c) In determining the distribution amounts, the value of available Units in the Member's Accounts shall be determined as of the Valuation Date coinciding with or immediately preceding the date of the election.

9.3      Forfeitures and Limitation on Withdrawals

         (a) When applicable, any nonvested portion of a Member's Company Contributions Account associated with a withdrawal from his Compensation Deduction Account shall be forfeited at the time of such withdrawal.

                  (1) The forfeitable Units, if any, of a Member's Company Contributions Account which are attributable to Compensation Deduction Contributions shall be determined by multiplying the dollar balance of the Member's Company Contributions Account which is attributable to Compensation Deduction Contributions by a fraction, the numerator of which is equal to the dollar value of the Compensation Deduction Contributions which were withdrawn by the Member and the denominator of which is the total dollar value of the Member's Compensation Deduction Account (both such dollar values to be determined as of the last Valuation
                           Date preceding the date of withdrawal).

                  (2) An Employee who has suffered a forfeiture described in this subsection (a) may elect to restore his interest in the Plan by making a cash repayment to the Plan in the amount and in the manner described in subsections (b) and (c).

         (b) In order to restore a forfeiture described in subsection (a), a repayment of the amount withdrawn by the Employee from his Compensation Deduction Account must be made within 60 months after such withdrawal. For purposes of this subsection (b), the amount distributed to an Employee means the sum of the cash distributed to such Employee plus the dollar value of the Common Stock distributed to such Employee, determined at the closing price for Common Stock as reflected on the New York Stock Exchange--Composite Transactions listing on the Valuation Date applicable to the distribution or withdrawal (or if such Valuation Date falls on a date on which, for any reason, there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date). Such amount shall not be increased to reflect interest.

         (c) As soon as practicable after an Employee makes a repayment described in subsection (b), there shall be credited to the Employee's Company Contributions Account the dollar amount of any amounts forfeited as a result of the withdrawals. The amount repaid under this subsection (c) shall be credited to the Employee's Compensation Deduction Account or, if applicable, his Compensation Deferral Account and shall be allocated to the Investment Funds in the same proportion as the Member's current Compensation Deduction Contributions or Compensation Deferral Contributions. The previously forfeited amount which is credited under this subsection shall subsequently vest as provided in section 8.1.

         (d) Withdrawals shall be in a minimum amount of $100. A Member who has not yet attained age 59 1/2 may not make a request for a partial withdrawal within 26 weeks of any prior request for a partial withdrawal; provided, however, that this limitation upon the ability of such Member to make a partial withdrawal (including hardship withdrawals pursuant to the provisions of section 9.5) within 26 weeks of any prior request for a partial withdrawal shall be waived by the Plan Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if such partial withdrawal is requested for a reason associated with financial need of the Member resulting from the effects of the said condition.

9.4      Allocation of Withdrawals Among Investment Funds

         (a) Withdrawals pursuant to sections 9.1 and 9.2 shall be taken from the Member's Accounts in the Investment Funds in a pro rata fashion, based upon the relative size of such Accounts.

         (b) Notwithstanding the above subsection (a), a Member may elect to have any such withdrawal taken:

                  (1) first from the Member's Accounts in the Boeing Company Stock Fund, with any additional withdrawal amount to be taken on a pro rata basis from the Member's Accounts in the remaining Investment Funds other than the Boeing Company Stock Fund; or.

                  (2) first on a pro rata basis from the Member's Accounts in Investment Funds other than the Boeing Company Stock Fund, with any additional withdrawal amount to then be taken from the Member's Accounts in the Boeing Company Stock Fund.

9.5      Hardship Withdrawals from Compensation and Supplemental Deferral
         Accounts

         Subject to any restrictions the Plan Administrator may establish pursuant to section 9.6:

         (a) A Member who has not attained age 59 1/2 may request approval of the Company to withdraw some or all of the Units of his Compensation Deferral Account and his Supplemental Deferral Account, if the Member demonstrates that the withdrawal is required as a result of a hardship and for payment of any federal, state or local income taxes and penalties reasonably anticipated to result from such withdrawal.

                  (1) For the purposes of this subsection (a) the term "hardship" shall mean an immediate and heavy financial need of the Member for which the amount required is not reasonably available to the Member from other sources and which arises for one of the following reasons:

                           (A) the purchase (excluding mortgage payments) or construction of a principal residence for the Member, or to prevent eviction from, or foreclosure on the mortgage on, the Member's principal residence;

                           (B)      the incurring of obligations for:

                                    (i)      tuition, related educational fees
                                             and room and board expenses for
                                             post-secondary education for the
                                             Member, his spouse or one or more
                                             of his children or other dependents
                                             (as defined in section 152 of the
                                             Code) to be incurred during the
                                             12-month
                                             period immediately following the
                                             date of his request for
                                             distribution; or

                                    (ii)     expenses not covered by insurance
                                             which either have been previously
                                             incurred by the Member for, or are
                                             necessary in order for the Member
                                             to obtain, medical care (as
                                             described in section 213(d) of the
                                             Code) for himself, his spouse or
                                             one or more of his dependents (as
                                             defined in section 152 of the
                                             Code);

                           (C) any other reason permitted under section 401(k)(2)(B)(i)(IV) of the Code and approved by the Plan Administrator.

                  (2) Any determination of the existence of hardship, the reasonable availability to the Member of funds from other sources and the amount to be withdrawn on account of such hardship shall be made by the Plan Administrator on the basis of all relevant facts and circumstances and in accordance with the foregoing rules, as applied in a uniform and nondiscriminatory manner. In making such determination, the Plan Administrator may, if it is reasonable to do so in the light of all relevant and known facts and circumstances, rely on the Member's representation that the hardship cannot be relieved:

                           (A) through reimbursement or compensation by insurance or otherwise;

                           (B) by reasonable liquidation of the Member's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

                           (C) by suspension of Compensation Deferral or Compensation Deduction Contributions; or

                           (D) by other distributions (other than hardship distributions) or loans (which meet the requirements of section 72(p) of the Code) from the Plan and any other plan maintained by an Affiliate or Subsidiary or by any former employer or by borrowing from commercial sources at reasonable commercial rates.

         (b) Withdrawals pursuant to subsection (a) shall not result in the forfeiture of a Member's interest in his Company Contributions Account.

         (c) Withdrawals pursuant to subsection (a) shall be taken from the Member's Accounts in the Investment Funds in a pro rata fashion, based upon the relative size of such Accounts.

         (d) Notwithstanding the above subsection (c), a Member may elect to have any such withdrawal taken:

                  (1) first from the Member's Accounts in the Boeing Company Stock Fund, with any additional withdrawal amount to be taken on a pro rata basis from the Member's Accounts in the remaining Investment Funds other than the Boeing Company Stock Fund; or

                  (2) first on a pro rata basis from the Member's Accounts in Investment Funds other than the Boeing Company Stock Fund, with any additional withdrawal amount to then be taken from the Member's Accounts in the Boeing Company Stock Fund.

         (e)      Withdrawals (including those from the Boeing Company Stock
                  Fund) shall be in cash and for a minimum amount of $100. A Member may not make a request for partial withdrawal within 26 weeks of any prior request for partial withdrawal; provided, however, that this limitation upon the ability of a Member to make a partial withdrawal (including hardship withdrawals pursuant to the provisions of subsection (a) of this Section) within 26 weeks of any prior request for a partial withdrawal shall be waived by the Plan Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if such partial withdrawal is requested for a reason associated with financial need of the Member resulting from the effects of such condition.

9.6      Loans

         The Plan Administrator shall establish, and may from time to time modify, procedures pursuant to which any Member or other "party in interest" (as defined in ERISA section 3(14)) may apply for and receive a loan from the Plan; provided, however, no loans shall be made pursuant to this section before July 1, 1997. The amount of the loan may not exceed the least of (a), (b), (c), or (d):

         (a) the aggregate of the balances in the borrower's Compensation Deferral, Supplemental Deferral, Compensation Deduction and Supplemental Deduction Accounts;

         (b) an amount which, when combined with all outstanding loans to the borrower from all other plans of all Affiliate or Subsidiary, equals $50,000, reduced by the excess, if any, of

                  (1) the highest outstanding and unpaid balances of all prior loans to the borrower from the Plan and such other plans during the 12-month period immediately preceding the date on which such loan is made, over

                  (2) the outstanding balance of any loan to the borrower from the Plan or such other plans on the date on which the loan is made;

         (c) one-half of the aggregate of the fully vested and nonforfeitable interests in the balances of the borrower's Accounts; or

         (d) such amount, not exceeding the amounts described in (a) through (c) above, as the Plan Administrator shall determine.

         In addition to the above limitation, no such Member or other party in interest shall be permitted to have more than a single loan outstanding at any one time from this Plan and all other plans sponsored by Affiliate or Subsidiary.

         All such loans shall be made available to all eligible Members and other parties in interest on a reasonably equivalent and non-discriminatory basis and shall be governed by the provisions of Appendix B, as such Appendix is from time to time constituted, pursuant to determination of the Plan Administrator.

                                   Article 10
                               Termination of Plan

10.1       Termination of Plan

           The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part upon giving prior written notice to the Trustee and the Plan Administrator.

10.2       Procedures Upon Termination of Plan

           Upon a complete or partial termination of the Plan or upon a complete discontinuance of contributions to the Plan, the interests of the Members in their Company Contributions Accounts (or, in the case of a partial termination, the interests of those Members for whom the Plan has terminated), shall be fully vested. Upon such termination, the Plan Administrator shall perform a valuation of the Plan assets. Upon completion of such valuation, the full balances in the Accounts of Members (or, in the case of a partial termination, the Members for whom the Plan has terminated), shall be distributed to them.

                                   Article 11
                              Top Heavy Provisions

11.1     Top-Heavy Plan

         Notwithstanding any other provision of this Plan to the contrary, this article will apply if the Plan is a Top-Heavy Plan. The Plan will be a Top-Heavy Plan if, as of the Determination Date, the cumulative account balances of Key Employees exceeds 60% of the cumulative account balances under the Plan of all Employees and Key Employees (but excluding the account balances of former Key Employees and individuals who have not performed any services for the Company at any time during the five year period ending on the Determination Date). This percentage will be computed in accordance with Code Section 416(g).

         In determining whether this Plan is a Top-Heavy Plan, all employers that are aggregated under Code Sections 414(b), (c) and (m) shall be treated as a single employer. In addition, all plans that are part of the Aggregation Group shall be treated as a single plan. In determining present values, mortality shall be based on the 1971 Group Annuity Mortality Table and the interest rate utilized shall be five percent.

11.2     Definition of Terms

         For purposes of this article only, the following terms shall have the following meanings:

         (a) "Aggregation Group" means the Required Aggregation Group or, at the election of the Company, the Permissive Aggregation Group.

         (b) "Compensation" for purposes of this article and 13.9 only means a Member's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances). Compensation will not include the following:

                  (1) Company contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed (before the application of the Code
                           Section 415 limitation to that plan) or Company contributions to a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                  (2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the Employee's gross income).

                  Compensation shall not exceed $150,000 for 1994. On January 1 of each calendar year in which the Secretary of the Treasury prescribes a new dollar limit, this $150,000 limit will automatically be adjusted to that new limit.

         (c) "Determination Date" means the last day of the preceding Plan Year. This date will also be the valuation date for determining present values. For the first Plan Year, the Determination Date will be the last day of that Plan Year.

         (d) "Key Employee" means an Employee, a former Employee, or the Beneficiary of a former Employee who, in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, is:

                  (1) An officer of the Company having an annual compensation from the Company greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which any such Plan Year ends. Not more than fifty Employees (or, if fewer, the greater of three Employees or ten percent of the Employees not excluded under Code Section 414(q)(8), as in effect on December 31, 1996), including those Employees included under paragraphs
                           (2), (3) and (4) below, shall be considered as officers for purposes of this paragraph.

                  (2) One of the ten Employees having an annual Compensation from the Company greater than the amount in effect under Code Section 415(c)(1)(A) for the calendar year in which any such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than a one-half percent interest and the largest interests in the Company.

                  (3)      A five-percent owner of the Company.

                  (4) A one-percent owner of the Company having an annual Compensation from the Company of more than $150,000 for a Plan Year.

                  (5) For purposes of this subsection (d), Compensation shall include amounts contributed by the Company pursuant to a salary reduction agreement which are excludable from gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b).

                  Whether an Employee is a five-percent owner or a one-percent owner shall be determined in accordance with Code Section 416(i).

         (e) "Non-key Employee" means an Employee (and any Beneficiary of an Employee) who is not a Key Employee.

         (f) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

         (g)      "Required Aggregation Group" means:

                  (1) Each stock bonus, pension, or profit sharing plan of the Company in which a Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years which is intended to qualify under Code Section 401(a); and

                  (2) Each other such stock bonus, pension or profit sharing plan of an employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410.

         (h)      "Top-Heavy Group" means the Aggregation Group if the sum of
                  (1) and (2) below exceeds sixty percent of a similar sum determined for all Employees (excluding former Key Employees and individuals who have not performed any services for the Company at any time during the five year period ending on the Determination Date):

                  (1) The present value of the cumulative accrued benefit for Key Employees under all defined benefit plans included in such group.

                  (2) The aggregate of the accounts of Key Employees under all defined contribution plans included in such group.

                  In a Top-Heavy Group, all plans in the Required Aggregation Group are Top-Heavy regardless of whether or not the individual plans are Top-Heavy.

11.3     Modification of Vesting Schedule

         If the Plan is Top-Heavy in a Plan Year, a Participant who is credited with an Hour of Service in such Plan Year shall have his vested interest determined in accordance with the following schedule if it produces a higher vesting interest than the schedule in section 8.1.

                  Period of Service          Vested Interest
                  -----------------          ---------------
                  Less than 3 years                   0%
                  3 or more years                   100%

           A Participant's vested interest shall not be less than that determined as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan.

           If the Plan ceases to be Top-Heavy, each Participant with a Period of Service of three or more years (determined as of the first day of the Plan Year in which the Plan ceases to be Top-Heavy) shall continue to have his vested interest determined in accordance with this section.

11.4       Minimum Contribution

           If the Plan is a Top-Heavy Plan in a Plan Year, a Member, other than a Key Employee, who is employed in such Plan Year or who is on an authorized period of absence shall be credited with a Company contribution as of the last day of such Plan Year not less than 3% of compensation or, if less, the largest percentage contribution made or required to be made for any Key Employee. Amounts contributed as a result of a salary reduction agreement shall be included in determining the largest percentage contribution made or required to be made for Key Employees.

           The minimum contribution under this section shall not apply to an Employee during any year in which he is entitled to a minimum benefit under a Top-Heavy defined benefit pension plan maintained by the Company.

11.5       Modification of Maximum Contribution

           If the Plan is a Top-Heavy Plan in a Plan Year, 13.9(e) shall be amended for such Plan Year by substitution of "1.0" for "1.25" where such factor appears in Code Section 415(e).

11.6       Collective Bargaining Agreements

           The provisions shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Company, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such employer or employers.

                                   Article 12
                             Administration of Plan

12.1     Administration

         (a) The Plan Administrator will serve as the named fiduciary pursuant to ERISA. The Plan Administrator will have complete control of the administration of the Plan, subject to the provisions hereof, with all powers necessary to enable it to carry out its duties properly in that respect. Not in limitation, but in amplification of the foregoing, it will have the power to interpret the Plan and to determine all questions that may arise hereunder, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Member or Beneficiary may become entitled. Its decisions upon all matters within the scope of its authority will be final.

         (b) The Plan Administrator will establish rules and procedures to be followed by Members and Beneficiaries in filing applications for benefits, in furnishing and verifying proofs necessary to determine age or marital status, and in any other matters required to administer the Plan.

         (c) The Plan Administrator will receive all applications for benefits and will determine all facts necessary to establish the right of the applicant to benefits under the provisions of the Plan and the amount thereof.

         (d) The Plan Administrator shall maintain accounts showing the fiscal transactions of the Plan, and shall keep data required for the valuation of the assets and liabilities of the Plan. The Plan Administrator shall also prepare an annual report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for each year. The Plan Administrator shall make the annual report available to each Member as required by law.

         (e) The Plan Administrator may appoint such accountants, counsel, consultants, actuaries and other persons the Plan Administrator deems necessary or desirable in connection with the administration of the Plan.

         (f) The Plan Administrator will have the power to appoint or remove any Investment Manager or Managers and to manage (including the power to acquire and dispose of) any assets of the Plan.

         (g) The Plan Administrator will have the power to appoint or remove the Trustee.

         (h) The Plan Administrator will be entitled to rely upon all tables, valuations, certificates and reports furnished by the accountant, consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by it.

12.2       Records

           All acts and determinations of the Plan Administrator and the Company regarding this Plan will be duly recorded and all such records, together with such other documents as may be necessary for the administration of the Plan, will be preserved in the custody of the Plan Administrator.

12.3       Payment of Expenses

           Necessary and proper expenses of administration of the Plan shall be paid from assets of the Trust Fund except for those expenses the Company is required by law to pay or chooses to pay. Brokerage and other fees incurred in the purchase or sale of securities will be charged to the Investment Fund in which the transaction occurred. Fees charged by the Trustee for supervision and administration of Plan assets will be charged to the Investment Fund to which such fees are properly allocable. Any expense charged by an insurance company under the provision of an investment contract will be charged to the Investment Fund which holds such contract.

12.4       Delegation of Authority

           The administrative duties and responsibilities set forth in 12.1 may be delegated by the Plan Administrator in whatever manner and extent it chooses to such person or persons as it selects. It will notify the Company and the Trustee of the authority conferred upon such person or persons.

12.5       Information Available

           Any Member of the Plan or any Beneficiary receiving benefits under the Plan may examine copies of the Plan description, latest annual report, any bargaining agreement, the Plan, the Trust Agreement or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of these items in its office, or in such other place or places as it may designate from time to time for examination during reasonable business hours. Upon the written request of a Member or Beneficiary receiving benefits under the Plan, the Plan Administrator will furnish a copy of any item listed in this section. The Plan Administrator may make a reasonable charge to the requesting person for the copy furnished.

12.6       Appeal Procedure

           The Plan Administrator shall adopt procedures for the presentation of claims for benefits and for the review of the denial of such claims by the Plan Administrator. Detailed information regarding such procedures may be obtained by writing to the Plan Administrator, The Boeing Company, M.S. 11-59, P.O. Box 3707, Seattle, Washington 98124. The decision of the Plan Administrator upon such review shall be final, subject to appeal rights provided by law.

12.7     Fiduciary Capacity

         Any person may serve in more than one fiduciary capacity with respect to this Plan.

12.8     Committee Liability

         The members of the Voluntary Investment Plan Committee shall use ordinary care and diligence in the performance of their duties, but no member will be personally liable by virtue of any contract, agreement, or other instrument made or executed as a member of the Committee, nor for any mistake of judgment made by him or by any other member, nor for any loss unless resulting from willful misconduct or failure to exercise good faith. No member of the Committee will be liable for the neglect, omission, or wrongdoing of any other member or of the agents or counsel of the Committee. The Company shall indemnify each member of the Committee against, and hold him harmless from any and all expenses and liabilities arising out of any act or omission to act as a member of the Committee, except such liabilities and expenses as are due to willful misconduct or failure to exercise good faith.

                                   Article 13
                               General Provisions

13.1     Amendment of Plan

         (a) The Company may amend the Plan at any time. Such amendments may include any remedial retroactive changes to comply with the requirements of any law or regulation issued by any governmental agency to which the Company is subject. The Company may delegate to the Voluntary Investment Plan Committee, or to any member thereof, its authority to amend the Plan. No amendment will diminish or adversely affect any accrued interest or benefit of Members or their Beneficiaries, except as may be required to comply with the requirements of any law or regulation issued by any governmental agency to which the Company is subject.

         (b) If any amendment to the Plan changes the vesting schedule, each Member who is an Employee and has completed a three-year Period of Service may elect to remain under the vesting schedule of the Plan prior to such amendment. If the Member does not make the election within a reasonable time (as may be determined pursuant to governmental regulations from time to time), he will be subject to the vesting schedule under the Plan as amended. In no event will the vesting percentage attained by a Member be reduced below the percentage attained prior to such amendment.

         (c) If any amendment to the Plan eliminates an optional form of payment, a Member may continue to elect such form of payment with respect to any Account balance earned prior to the effective date of such amendment.

13.2     Qualification

         Each contribution of the Company to the Trust Fund is conditioned upon the initial qualification of the Plan under Code Section 401. If the deduction of any such contribution is disallowed, it shall be returned to the Company (to the extent disallowed), within one year after the date of such disallowance.

13.3     Employment Status

         Nothing contained in the Plan will be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the rights of the Company to discharge any Employee at any time.

13.4     Mergers or Consolidations

         If this Plan merges or consolidates with, or transfers its assets or liabilities to any other qualified plan of deferred compensation, no Member will, as a result of such merger, consolidation or transfer, be entitled to a benefit on the day following such event which is less than the benefit to which he is entitled on the day preceding such event. For purposes of this section, the benefit to which a Member is entitled shall be calculated based upon the assumption that a Plan termination and distribution of assets occurred on the day as of which the Member's entitlement is being determined.

13.5       Provision Against Anticipation

           No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or other legal process, and any attempt to do so shall be void. The preceding sentence will not apply to a qualified domestic relations order pursuant to Code Section 414(p).

13.6       Facility of Payment

           If any Member or Beneficiary is physically or mentally incapable of giving a valid receipt for any payment due him and no legal representative has been appointed for him, the Plan Administrator may direct the Trustee to make such payment to any person or institution maintaining such Member or Beneficiary and the release of such person or institution will be a valid and complete discharge for such payment. Any final payment or distribution of any Member, to the legal representative of the Member or to any Beneficiaries of such Member in accordance with the provisions herein will be in full satisfaction of all claims against the Plan, the Plan Administrator, the Trustee, the Company and the Parent arising under or by virtue of the Plan.

13.7       Construction

           The validity of the Plan or any of its provisions will be determined under and will be construed according to federal law and, to the extent permissible, according to the laws of the state of Washington. If any provision of the Plan is held illegal or invalid for any reason, such determination will not affect the remaining provisions of the Plan and the Plan will be construed and enforced as if said illegal or invalid provision had never been included.

13.8       Legal Actions

           The Plan Administrator will be the necessary party to any action or proceeding involving the assets held with respect to the Plan or the administration thereof. No Employee, Member, former Member or their Beneficiaries, or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process. Any final judgment that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

13.9       Limitations on Contributions

           (a) For purposes of this section only, the following definitions shall apply:

                  (1) "Additions" means the sum of (A) Company Matching Contributions, (B) Elective Contributions, (C) forfeitures, if any, allocated to the Member's Accounts, (D) amounts allocated after March 31, 1984, to an individual medical account (defined in Code
                           Section 415(l)(2)) which is part of a pension or annuity plan maintained by the Company (provided that the 25% limitation in 13.9(b) shall not apply), and
                           (E) amounts allocated after December 31, 1985, to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Company.

                  (2)      "Compensation" has the meaning defined in 11.2(b).

                  (3)      "Limitation Year" means a Plan Year.

         (b) The total Additions made to the Accounts of a Member for any Plan Year shall not exceed the lesser of 25% of the Member's Compensation or the greater of $30,000 or one-quarter of the dollar limitation in effect under Code Section 415(b)(1)(A) as adjusted for cost of living increases by the Secretary of the Treasury.

         (c) If Additions exceed the limitation for any Plan Year as a result of the allocation of forfeitures, a reasonable error in estimating a Member's annual compensation, or under such facts and circumstances as the Commissioner may allow, such excess Additions will be applied in accordance with subdivisions (ii) and (iv) of Treasury Regulation section 1.415-6(b)(6).

         (d) All defined contribution plans of the Company, terminated or not, will be considered as one plan for purposes of the limitations specified under this section, and all entities of a controlled group of entities will be considered as one employer.

         (e) In any case in which a person is a Member of both a defined benefit plan and a defined contribution plan maintained by the Company or any Affiliate or Subsidiary of the Company, then the provisions of Code Section 415(e) shall apply. If for any Plan Year, the limits described in Code Section 415(e) are exceeded, the projected annual retirement income benefit under the defined benefit plan shall be limited, to the extent necessary, to reduce the defined benefit plan fraction (as defined in Code Section 415(e)(2)) so that the sum of the defined contribution plan fraction (as defined in Code Section 415(e)(3)) and the defined benefit plan fraction does not exceed 1.0. Notwithstanding the foregoing, if the defined benefit plan of the Company or Affiliate or Subsidiary specifically provides that the defined benefit plan fraction is not reduced, the Member's Additions will be adjusted as described 13.9(c) to the extent necessary, to reduce the defined contribution plan fraction so that the sum of the defined contribution plan fraction and the defined benefit plan fraction does not exceed 1.0.

13.10    Qualified Domestic Relations Order

         (a) The Plan Administrator shall promptly notify a Member and any other alternate payee of the receipt of a domestic relations order and of the Plan's procedure for determining whether the order qualifies as a Qualified Domestic Relations Order as defined in Code Section 414(p)(1)(A). Within a reasonable period of time after the receipt of such order, the Plan Administrator shall determine whether such order qualifies as a Qualified Domestic Relations Order and shall notify the Member and each alternate payee of such determination.

         (b) During any period in which the issue of qualification of a domestic relations order is being determined, the Plan Administrator shall segregate in a separate account in the Plan the amounts, if any, which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If the domestic relations order is determined to be qualified, the Plan Administrator shall pay the balance of such account to the person or persons entitled thereto. If within eighteen months it is determined that the domestic relations order is not qualified, or if the issue is not resolved, then, as of the Valuation Date next following the close of such period, the balance in the segregated account shall either be credited to the account of the Member, or, if the Member has terminated employment, distributed to the Member, or, in the event of the Member's death, to his Beneficiary. Any subsequent determination that the domestic relations order is a Qualified Domestic Relations Order shall apply prospectively only.

         (c) If a domestic relations order is determined to be qualified, then the Plan Administrator shall make distribution to the alternate payee as required by that Qualified Domestic Relations Order. No payment shall be made under this section which is in excess of the balance of a Member's Accounts as determined pursuant to the provisions of the Plan.

         (d) In the event that the Plan Administrator shall determine that a distribution or a withdrawal of a Member's Account pursuant to Article 7, Article 8, Article 9, or Article 10 has been delayed as a result of a pending or threatened domestic relations order, the Valuation Date immediately preceding the date on which such withdrawal or distribution is approved by the Plan Administrator pursuant to such order shall be substituted for the Valuation Date which would otherwise be applicable to such distribution or withdrawal.

13.11    Pronouns

         Masculine pronouns as used in this Plan will include both masculine and feminine gender unless the context indicates otherwise.

13.12    Eligible Rollover Distribution

         (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Prior to effecting such transfer, the Plan Administrator shall required evidence reasonably satisfactory to him that the entity to which such transfer is to be made is, in fact, and eligible retirement plan and such plan may receive the distribution in the forms required under Article 7, Article 8, or Article 9, as applicable.

         (b)      Definitions.

                  (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code
                           Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution in the forms required under Article 7, Article 8, or
                           Article 9, as applicable. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

13.13    Rollover Contributions

         With the consent of the Plan Administrator and without regard to any limitations on contributions set forth in 3.1 and Article 13, the Plan may receive from an Eligible Employee, in cash, a rollover contribution if:

         (a) The amounts transferred to the Plan originated under a retirement plan sponsored by another employer and the following conditions are satisfied:

                  (1) The Eligible Employee was a participant under another plan that was qualified under Code Section 401(a) or an annuity plan qualified under Code Section 403(a);

                  (2) In the case of a plan qualified under Code Section 401(a), the trust under such other plan is exempt from tax under Code Section 501(a);

                  (3) Such Eligible Employee receives a distribution from such other plan which qualifies as an eligible rollover distribution, as described in Code Section 402(c)(1);

                  (4) The Eligible Employee furnishes evidence satisfactory to the Plan Administrator that such contribution meets conditions (1), (2), and (3) above; and

                  (5) The rollover contribution is made no later than the 60th day after receipt of the distribution; or

         (b) The amounts transferred to the Plan are from a conduit individual retirement account, provided that the following conditions are satisfied:

                  (1) Such account has no assets other than assets that were previously distributed to the Eligible Employee by another qualified plan and contains no amount attributable to contributions made by the Eligible Employee;

                  (2)      Such amounts met the applicable requirements of Code
                           Section 408(d)(3) for rollover treatment or transfer to the conduit individual retirement account; and

                  (3) Such amounts are transferred by the Eligible Employee to the Plan within 60 days following his receipt of such amount from the conduit individual retirement account.

         Rollover contributions shall be held in the Supplemental Deferral Account established and maintained under the Plan for the benefit of the Eligible Employee who transferred such contributions. An Eligible Employee who has made a rollover contribution shall at all times have a 100% nonforfeitable right to the value of the assets held in his Supplemental Deferral Account. Amounts allocated to the Supplemental Deferral Account shall be held in trust and invested in accordance with the terms and conditions provided in Article 4. No Company Matching Contribution shall be made under 3.4 with respect to such rollover. Distributions of amounts allocated to a Supplemental Deferral Account shall be payable on retirement as a benefit under Article 7, on termination or death as a benefit under Article 8, or upon withdrawal under Article 9. All other provisions of the Plan shall be applicable to the amount so transferred, regardless of whether or not the Eligible Employee becomes a Member under 2.1.

         If an Eligible Employee makes a rollover contribution to the Plan under this 13.13, such Eligible Employee nevertheless shall not become a Member under the Plan and shall not participate in the allocation of Company Matching Contributions under 13.13 until such Eligible Employee has satisfied the requirements for membership set forth in Article 2.

                                   Appendix A
                     Retirement Sub-Plans Crediting Service

1. Rockwell International Corporation Retirement Income Plan for Certain Salaried Employees.

2. Rockwell International Corporation Retirement Income Plan For Salaried Employees in Certain Units of the General Industries Operations.

3. Rockwell International Corporation Retirement Income Plan for Certain Salaried Employees of the General Industries Operations.

4.       Rockwell International Corporation Salaried Employees' Retirement Plan
         - Electronics Operations.

5. Rockwell International Corporation Retirement Plan for Eligible Employees on the Salary and Weekly Payrolls of Electronics Operations, North American Aircraft Operations and North American Space Operations.

6.       Maine Electronics Inc. Salary Payroll Retirement Plan.

7. Rockwell Telecommunications, Inc. (formerly Wescom) Retirement Plan for Exempt Salaried Employees.

8.       Retirement Plan for Hourly-Rated Employees of the Sulphur Springs,
         Texas Plant.

9.       Asheville Employees Retirement Savings Plan, Truck Axle Division.

                                   Appendix B
                   Procedures, Terms, and Conditions of Loans

ELIGIBILITY FOR LOANS. The individuals eligible to obtain loans from the Plan ("Borrowers") are limited to:

(1)      Employees, and

(2) non-Employees who are "parties in interest" (as defined in section 3(14) of ERISA)

who have Plan Account balances. An Employee who wishes to obtain a loan must be employed on an active payroll of the Company or an Affiliate or Subsidiary at the time of the loan application. A party in interest who is not an Employee will be eligible to obtain a loan only if an agreement can be provided by the party's current employer to deduct and remit the required loan repayments to the Plan.

LIMITATION ON NUMBER AND MINIMUM AMOUNT OF LOANS. Only one loan to a Borrower is permitted to be outstanding from all Company sponsored savings plans at any one time. Any Borrower who has an outstanding loan from the Plan will be required to repay that loan in full before applying for another loan. Each loan which is approved must be for a minimum of $1,000.

MAXIMUM AMOUNT OF LOAN. The amount which a Borrower will be permitted to borrow from the Plan is based on the aggregate value of the Borrower's Accounts, determined in accordance with section 6.4 of the Plan, and may not exceed the least of the amounts described in subsections (a), (b) and (c) of section 9.6 of the Plan. The maximum amount of any loan will be further limited to ensure that, after applying the appropriate interest rate and taking into account all applicable deductions, the resulting periodic repayments will not exceed the Borrower's net earnings. The deductions referred to in the preceding sentence include statutory withholdings, deductions for employee benefits and all pre-tax contributions to the Plan, but exclude credit union, savings bond, charitable contribution and other similar deductions.

LOAN APPLICATIONS. Loan applications by prospective Borrowers will be made via telephone to the Plan Administrator or such third party administrator as may be designated by the Plan Administrator (either of whom is hereafter referred to as the "Loan Administrator"). The Loan Administrator will then review the telephonic application and determine eligibility for the loan. If the loan is approved, the Loan Administrator will prepare and forward to the Borrower a letter notifying the Borrower of the approval, together with a Truth in Lending Statement and a check for the loan amount, all in the form approved by the Plan Administrator. The Borrower's endorsement of the loan check will be considered to be the Borrower's agreement to the terms of the loan. Failure by the Borrower to endorse the check within 30 days after the date of the check will be deemed to be a withdrawal by the Borrower of the loan application.


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
SOURCE OF LOAN FUNDS. Each loan will be funded by withdrawing the required amounts from the Plan Account(s) of the Borrower in the following order:

         First  --      from the Borrower's Supplemental Deferral Account;

         Second --      from the Borrower's Compensation Deferral Account;

         Third  --      from the Borrower's Supplemental Deduction Account; and

         Fourth --      from the Borrower's Compensation Deduction Account.

Subject to the provisions of the following paragraph, the loan amount will be funded by the Borrower's Investment Funds in the applicable Accounts, in a pro rata fashion, based upon the relative size of the balance of each such Fund in the Accounts.

Alternatively, a Borrower may elect to have the loan funded first from the Borrower's interest in Stock Fund B, with any additional funding to be on a pro rata basis from the remaining Investment Funds.

Any pro rata loan funding from the Borrower's interest in the Guaranteed Return Fund will be taken in reverse sequence by accessing the Fund's contracts on a last-in first-out basis.

To the extent a loan is made against the Borrower's Stock Fund B Account, the Borrower will receive cash in lieu of shares of Common Stock. The Trustee will not be permitted to sell shares of Common Stock in order to provide the cash with which to finance loan applications.

If, at any time, the Trustee does not have sufficient cash on hand to finance all outstanding loan applications, processing of each application for which sufficient cash is not available will be deferred until sufficient cash becomes available to process such loans on a first-come, first-serve basis.

DETERMINATION OF LOAN INTEREST RATE. The interest rate to be charged for loans will be 1% over the prime rate, which is defined for this Appendix as the base rate on corporate loans posted by at least 75% of the largest 30 U.S. banks, as such rate is identified in the edition of The Wall Street Journal published on the last business day of the month prior to the approval of a loan.

TERM OF LOANS. Loans will be permitted for terms of 12, 24, 36, 48 or 60 months for loans other than those for the purpose of purchasing a primary residence, which will be permitted for a term of 120 months.

REPAYMENTS. Loan repayments by Employees will be deducted from the Employee's pay check each pay period. If a pay check is insufficient to cover the full amount of the loan repayment, no deduction will be made, and the repayment will be deducted from the Employee's next pay check. Loan repayment schedules for Borrowers who are not Employees will be developed on an individual basis, but will parallel as closely as possible the loan repayment schedules for Employees.


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
PREPAYMENTS. The full unpaid balance of a loan may be prepaid at any time by a Borrower. Partial prepayments in excess of scheduled payroll deductions will not be accepted. No prepayments will be accepted within 12 months after the date of the loan, unless the Borrower is an Employee and terminates employment within such 12 month period.

MISSED PAYMENTS. If any payment is not made, interest will continue to accrue on such missed payment and subsequent payments will be applied first to accrued and unpaid interest on the missed payment and then to principal. A notice will be mailed to the last known address of the Borrower stating that if three consecutive months of payments are missed, the loan will be considered to be in default.

TERMINATION OF EMPLOYMENT. If a Borrower who is an Employee terminates employment or is on an unpaid leave of absence, or if a Borrower who is not an Employee is no longer able to repay a loan through payroll deductions, the Borrower may continue to make loan repayments by personal check. Such repayments to the Plan will be made through the Loan Administrator at an address to be provided to the Borrower by the Loan Administrator.

DEFAULT. A loan will be considered to be in default after three consecutive months of payments have been missed during the term of the loan or when a Borrower revokes a payroll deduction authorization. In the event of such a default, a distribution of the loan amount, including both unpaid principal and accrued but unpaid interest, will be deemed to have occurred (as described in section 1.401(k)-1(d)(6)(ii) of the Treasury Regulations) and an information return reflecting the tax consequences, if any, to the Borrower will be issued. Upon the occurrence of an event permitting actual distribution of the Borrower's Account pursuant to the provisions of Code Section 401(k) (whether distribution of the Borrower's entire Plan Account will actually be made or will be deferred pursuant to applicable provisions of the Plan), the unpaid balance of a defaulted loan will be charged off against the Borrower's Account. If no distribution event has occurred, which would otherwise permit payment to the Borrower under Code Section 401(k), the unpaid balance of the loan will be retained in the Account until such time as payment would be permitted under that Code Section, at which time the unpaid balance of the loan, including any accrued and unpaid interest, will be charged off against the Borrower's Account.


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